UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CHEWY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

# THURSDAY, MAY 26, 2022

# PROXY STATEMENT

## & Notice of Annual Meeting of Stockholders

# 2022

chewy

# OUR MISSION

To be the most trusted and convenient destination for pet parents and partners everywhere.

Have questions?
Call or chat with us 24/7
1-800-672-4399
service@chewy.com
chewy
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

1855 Griffin Road, Suite B-428
Dania Beach, FL 33004
May 26, 2022
Dear Stockholders:
WHAT:	2022 Annual Meeting of Stockholders of Chewy, Inc. (the “Annual Meeting”).
WHEN:	Thursday, July 14, 2022, at 10:00 a.m., Eastern Time.
WHERE:
Our Annual Meeting will be held virtually, conducted via live audio webcast, a format designed to increase stockholder access, reduce the environmental impact of a physical meeting, and save Chewy and our stockholders time and money. In addition to online attendance, this meeting format provides stockholders the opportunity to hear all portions of the official Annual Meeting, submit written questions during the Annual Meeting, and vote online during the open poll section of the Annual Meeting. You are invited to attend the live webcast of our meeting, vote your shares, and submit questions at https://www.virtualshareholdermeeting.com/CHWY2022. To join the meeting, you will need the 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials (the “Notice”). When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on Thursday, July 14, 2022. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information.

WHY:	We are holding the Annual Meeting for the following purposes, as more fully described in our proxy statement:
	1.	to elect to our Board of Directors four director nominees for three-year terms (Proposal No. 1);
	2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2023 (Proposal No. 2);
	3.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal No. 3);
	4.	to approve the Chewy, Inc. 2022 Omnibus Incentive Plan, including an increase in the number of shares reserved for issuance by 40,000,000 shares (Proposal No. 4); and
	5.	to transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.
RECORD DATE:
Stockholders of record as of the close of business on May 17, 2022 (the “Record Date”) are entitled to the Notice and to vote at the Annual Meeting or at any adjournment or postponement that takes place.

PROXY VOTING:
On or about May 26, 2022, we will mail to stockholders of record as of the Record Date (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice with instructions for accessing our proxy materials and voting instructions over the Internet, by telephone, or by mail. We expect that our proxy statement and other proxy materials will be available to stockholders on this same date.

Your vote is very important. Whether or not you plan to attend our Annual Meeting, we encourage you to read our proxy materials and submit your proxy or voting instructions as soon as possible.
Thank you for your ongoing support and we hope you can join us at our Annual Meeting.
Sincerely,

Susan Helfrick
General Counsel & Secretary

GENERAL INFORMATION ABOUT OUR ANNUAL MEETING
1.	Why am I receiving these materials?
The Board of Directors (the “Board”) of Chewy, Inc., a Delaware corporation (the “Company” or “Chewy”), is providing these proxy materials to you in connection with our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place via live audio webcast on Thursday, July 14, 2022, at 10:00 a.m., Eastern Time. As a stockholder, you are invited to attend the Annual Meeting and requested to vote on the items of business described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy over the Internet, by telephone, or by mail.
2.	How do I attend and participate in the Annual Meeting?
Our Annual Meeting will be conducted via live audio webcast, a format designed to improve stockholder access, reduce the environmental impact of a physical meeting, and save Chewy and our stockholders time and money. In addition to online attendance, this meeting format provides stockholders the opportunity to hear all portions of the official Annual Meeting and vote online during the open poll section of the Annual Meeting. You may attend the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/CHWY2022. You will need the 16-digit control number that is printed on your Notice Regarding the Availability of Proxy Materials (the “Notice”). Please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on Thursday, July 14, 2022. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information.
You may submit a question in advance of the Annual Meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through https://www.virtualshareholdermeeting.com/CHWY2022.
3.	Who may vote at the Annual Meeting?
Stockholders who own shares of our common stock as of the close of business on May 17, 2022 (the “Record Date”), or their valid proxy holders are entitled to vote at the Annual Meeting. As of the Record Date, we had 109,418,531 shares of Class A common stock outstanding and 311,188,356 shares of Class B common stock outstanding. Holders of Class A common stock are entitled to one vote per share on any matter that is submitted to a vote of stockholders. Holders of Class B common stock are entitled to ten votes per share on any matter that is submitted to a vote of stockholders. Holders of Class A and holders of Class B common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our amended and restated certificate of incorporation. Stockholders are not permitted to cumulate votes with respect to the election of directors.
A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for at least ten days before the Annual Meeting during ordinary business hours at our principal executive office. In addition, the stockholder list will be available to any stockholder for examination online during the Annual Meeting.
4.	How can I access the proxy materials over the Internet?
An electronic copy of the proxy materials is available at www.proxyvote.com. You can also access the materials at https://investor.chewy.com.
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5.	How can I request a paper or email copy of the proxy materials?
If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge for requesting a copy. However, please submit your request on or before June 30, 2022 to facilitate timely delivery. You may request a copy by choosing one of the following methods:
•	By Internet: www.proxyvote.com
•	By telephone: 1-800-579-1639
•	By email: sendmaterial@proxyvote.com (follow instructions on the Notice)
6.	What matters are being voted on at the Annual Meeting?
Stockholders will vote on four proposals at the Annual Meeting:
•	Proposal 1: To elect to the Company’s Board of Directors four director nominees for three-year terms;
•	Proposal 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2023;
•	Proposal 3: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and
•	Proposal 4: To approve the Chewy, Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”), including an increase in the number of shares reserved for issuance by 40,000,000.
Additionally, stockholders are entitled to vote on such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.
We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those included in the proxy materials. If any matter is properly presented at the meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.
7.	How does our Board recommend that stockholders vote on the proposals?
Our Board recommends that you vote your shares:
•	“FOR” the election of all of the Board’s director nominees for three-year terms, as described in Proposal 1;
•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2023, as described in Proposal 2;

•	“FOR” approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, as described in Proposal 3; and
•	“FOR” approval of the 2022 Plan, including an increase in the number of shares reserved for issuance by 40,000,000 shares as described in Proposal 4.
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8.	What vote is required to approve each of the proposals?
Proposal 1: Each director is elected by a plurality of the votes of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the four nominees who receive the largest number of votes cast “For” such nominees are elected as directors. You may vote “For” or “Withhold” authority to vote for each of the nominees. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.
Proposal 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 29, 2023 requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, of the shares represented at the Annual Meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, of the shares represented at the Annual Meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 4: The approval of the 2022 Plan requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, of the shares represented at the Annual Meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
9.	As a controlled company, how does the voting power of our principal stockholders affect approval of the proposals being voted on at the Annual Meeting?
Affiliates of BC Partners LLP (BC Partners LLP, together with its affiliates, “BC Partners”) currently beneficially own a majority of our outstanding common stock and have the power to approve any action requiring a majority vote of the combined voting power of our outstanding Class A common stock and Class B common stock. As of the Record Date, BC Partners beneficially owned, in aggregate, approximately 78.2% of the outstanding shares of our common stock, representing approximately 97.1% of the total voting power of all outstanding series of common stock.
10.	How do I vote?
If you are a “stockholder of record” on the Record Date, then you may attend the Annual Meeting and submit your vote or vote by proxy over the telephone, through the Internet, or by using a proxy card that you may request. To vote your shares at the Annual Meeting, please see Question 12. To vote your shares without attending the meeting, please see Question 13 or the instructions on your Notice.
If you are a “beneficial owner” on the Record Date, you have the right to instruct your bank, brokerage firm, or other nominee on how to vote the shares in your account. In order for your shares to be voted in the way you would like, you must provide voting instructions to your bank, brokerage firm, or other nominee by the deadline provided in the proxy materials you receive from such organization.
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Your vote is very important. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit a proxy or voting instructions before the Annual Meeting to ensure your vote is represented.
11.	What is the difference between a “stockholder of record” and a “beneficial owner”?
Whether you are a “stockholder of record” or a “beneficial owner” with respect to your shares of our common stock depends on how you hold your shares:
•
Stockholder of record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record and the Notice was sent to you directly. As the stockholder of record, you have the right to grant your proxy directly to Chewy or to vote during the Annual Meeting.

•
Beneficial owner: If your shares are held by your bank, brokerage firm, or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your bank, brokerage firm, or other nominee regarding how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your bank, brokerage firm, or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

12.	How do I vote my shares during the Annual Meeting?
If you hold shares of our common stock as the stockholder of record, you have the right to vote those shares at the Annual Meeting. If you are a beneficial owner and hold shares of our common stock in street name, you may vote the shares you beneficially own under a legal proxy from your bank, brokerage firm, or other nominee, please contact such organization for instructions on obtaining a proxy. Please follow the instructions at https://www.virtualshareholdermeeting.com/CHWY2022 in order to vote your shares during the Annual Meeting, whether you are a stockholder of record or a beneficial owner. You will need the 16-digit control number that is printed on your Notice to attend the Annual Meeting. Please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on Thursday, July 14, 2022.
13.	How do I vote my shares without attending the Annual Meeting?
•
Vote by Internet by going to www.proxyvote.com at any time until 11:59 p.m., Eastern Time, on July 13, 2022. Please have your Notice or proxy card in hand when you access the website and then follow the instructions.

•	Vote by telephone at 1-800-690-6903 at any time until 11:59 p.m., Eastern Time, on July 13, 2022. Please have your Notice or proxy card in hand when you call and then follow the instructions.
•
Vote by mail if you requested and received a proxy card. Please mark, sign, and date your proxy card and return it in the postage-paid envelope we provided with it or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards returned by mail must be received no later than the close of business on July 13, 2022.

14.	What is the effect of giving a proxy?
Our Board is soliciting proxies for use at the Annual Meeting and any adjournment or postponement thereof. Mario Marte and Susan Helfrick have been designated as proxy holders by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board, as described in Question 7. If any matter not described in this proxy is
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properly presented at the Annual Meeting, the proxy holders will use their own judgement to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, proxy holders can vote the shares on the new Annual Meeting date as well, unless their proxy instructions have been properly revoked.
15.	If I fail to provide specific voting instructions on my proxy, how will my shares be voted?
The effect of submitting a proxy or voting instruction form without providing specific voting instructions depends on how you hold your shares.
•	If you are a stockholder of record, your shares will be voted in accordance with the recommendations of our Board described in Question 7.
•
If you are a beneficial owner and you do not provide instructions to your bank, brokerage firm, or other nominee holding your shares, the organization that holds such shares on your behalf will be entitled to vote those shares on matters that are “routine” in nature. Proposal 2 (ratification of independent registered public accounting firm) is the only proposal to be acted on at the Annual Meeting that would be considered “routine.” A bank, brokerage firm, or other nominee is not entitled to vote shares it holds for a beneficial owner on any proposals that are “non-routine” and the absence of a vote on those matters will be considered “broker non-votes.” Proposal 1 (election of directors), Proposal 3 (advisory vote on named executive officer compensation), and Proposal 4 (approval of the 2022 Plan) are each considered “non-routine” and may not be voted on at the Annual Meeting by a bank, brokerage firm, or other nominee that holds your shares in the absence of your instructions.

16.	May I revoke my proxy or voting instructions before my shares are voted at the Annual Meeting?
Stockholders generally have the right to revoke their proxy or voting instructions before their shares are voted at the Annual Meeting, subject to the voting deadlines described in Question 13.
•	Stockholders of record: If you are a stockholder of record, you may revoke a proxy by:
○	completing and returning a later dated proxy card;
○	completing and delivering a new proxy by Internet or telephone;
○	delivering a signed revocation letter to our Secretary at our principal executive office, bearing a date later than the proxy and stating the proxy is revoked; or
○	voting your shares online at the Annual Meeting.
•	Beneficial owners: If you are a beneficial owner of shares held in street name, you must follow the instructions for changing or revoking your proxy provided by your broker, bank, or other nominee.
17.	Are a certain number of shares required to be present at the Annual Meeting?
To conduct any business at the Annual Meeting, a quorum must be present virtually or represented by valid proxies. The holders of record of issued and outstanding shares of our common stock representing a majority of the voting power of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present virtually or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, withheld votes, and broker non-votes are counted as shares present virtually and entitled to vote for purposes of determining a quorum. See Questions 8 and 15 for explanations of broker non-votes, abstentions, and votes withheld and their effect.
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18.	Why did some people receive a Notice instead of a full set of printed proxy materials?
We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of materials to each stockholder. The Notice provides instructions on how to view proxy materials online. If you received a Notice by mail, you will not receive a paper or e-mail copy of proxy materials unless you request one. To request a printed or e-mail copy of proxy materials (free of charge), you should follow the instructions included in the Notice.
Some stockholders, including stockholders who previously requested to receive paper copies of proxy materials, will receive paper copies of such materials instead of a Notice. In addition, stockholders who previously elected delivery of such materials electronically will receive a Notice by e-mail. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.
19.	What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions in each Notice to ensure all your shares are voted.
20.	I share an address with another stockholder. What do I do if we received only one paper copy of the proxy materials and want additional copies or we received multiple copies and want only one?
Pursuant to Securities and Exchange Commission (“SEC”) rules regarding “householding,” we intend to deliver a single copy of the Notice, our annual report, and proxy materials to multiple stockholders who share the same address, unless we received contrary instructions from one or more of such stockholders. This procedure eliminates unnecessary mailings, reduces our printing and mailing costs and other fees, and also helps protect the environment. Stockholders will continue to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice, our annual report, and proxy materials to any stockholder of record at a shared address to whom we delivered a single copy of any of these materials. To receive a separate copy, such stockholder of record may contact Investor Relations via email at ir@chewy.com, by calling (844) 980-2073, or by writing to Investor Relations at Chewy, Inc., 1855 Griffin Road, Suite B-428, Dania Beach, FL 33004. Beneficial holders may contact their bank, brokerage firm, or other nominee to request information about householding.
Conversely, if stockholders of record living at the same address received multiple copies of our Notice, annual report, and proxy materials, you may request delivery of a single copy by contacting Investor Relations as set forth above. Beneficial holders may contact their bank, brokerage firm, or other nominee to request a single copy of the Notice, annual report, and proxy materials.
21.	Who bears the cost of this proxy solicitation?
All expenses associated with this solicitation will be borne by us. We will reimburse banks, brokerage firms, or other nominees for reasonable expenses that they incur in sending our proxy materials to you if such organization holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication without receiving any additional compensation.
22.	Who will count the votes?
Broadridge Financial Solutions, Inc., or a representative or agent of Broadridge Financial Solutions, Inc., will tabulate and certify the votes as the inspector of election for the Annual Meeting.
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23.	Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also report the voting results by filing a Current Report on Form 8-K with the SEC within four business days of the Annual Meeting. If the final voting results are not known when we file our report, we will amend the initial report to disclose the final voting results within four business days after those results become known.
24.	When are stockholder proposals for inclusion in our proxy materials for the 2023 annual meeting of stockholders due?
The 2023 annual meeting of stockholders (the “2023 Annual Meeting”) is expected to be held on July 14, 2023. Stockholders wishing to present a proposal for inclusion in our proxy materials for such annual meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must timely submit their proposals so that they are received by our Secretary at our principal executive office no later than January 26, 2023. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement and any such proposal must comply with the requirements of Rule 14a-8 to be considered for inclusion in our proxy materials for the 2023 Annual Meeting.
25.	When are other proposals and director nominations for the 2023 Annual Meeting due?
The 2023 Annual Meeting is expected to be held on July 14, 2023. Assuming the 2023 Annual Meeting is held on such date, stockholders wishing to nominate a candidate for election to our Board or propose other business at the 2023 Annual Meeting, other than pursuant to Rule 14a-8 of the Exchange Act, must submit a written notice so that it is received by our Secretary at our principal executive office no earlier than the close of business on March 16, 2023, nor later than the close of business on April 15, 2023. If the 2023 Annual Meeting is scheduled to be held on a date that is more than 30 days prior to or more than 70 days after July 14, 2023, the proposal must be submitted not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the 90th day prior to the 2023 Annual Meeting or the 10th day following the day on which public announcement of the Annual Meeting is first made. Notwithstanding the foregoing, if the number of directors to be elected to our Board at an annual meeting is increased, effective after the time period for which nominations would otherwise be due, and there is no public announcement naming all of the nominees for the additional directorships or specifying the size of the increased Board at least 100 days prior to July 14, 2023, then a stockholder’s notice shall also be considered timely (but only with respect to nominees for any new positions created by such increase) if it is received by our Secretary at the Company’s principal executive office in writing not later than the close of business on the 10th day following the day on which such public announcement is first made.
Any stockholder proposal or director nominations must comply with our amended and restated bylaws (the “bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of our bylaws is available in the Governance section of our website at https://investor.chewy.com.
26.	What is the address of Chewy’s principal executive office?
The mailing address of Chewy’s principal executive office is 1855 Griffin Road, Suite B-428, Dania Beach, FL 33004.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
Our Board’s responsibility is to oversee, on behalf of our stockholders, the conduct of our Company’s business, provide advice and counsel to our Chief Executive Officer and senior management, protect our Company’s best interests and foster the creation of long-term value for our stockholders. Our Board currently consists of twelve directors, divided into three classes with staggered three-year terms. Each class consists of one-third of the total number of directors. Until such time as the Class B common stock represents less than 50% of the combined voting power of Class A and Class B common stock, any newly-created directorship on our Board that results from an increase in the number of directors and any vacancy occurring on our Board shall be filled by (i) a majority of the directors then in office, even if less than a quorum, (ii) a sole remaining director, or (iii) the stockholders. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class or until the director’s successor is duly elected and qualified, or until their earlier death, resignation, retirement, disqualification, or removal.
Our Board is composed of a diverse group of individuals, with complementary skills, backgrounds, experiences, and perspectives to serve and guide our Company. Our directors are evaluated and selected based on, among other things, their integrity and character, independent judgment, track record of accomplishment in leadership roles, and their professional and corporate expertise, skills and experience. Our directors have backgrounds in accounting, customer engagement, finance, marketing, strategy, technology, venture capital and other relevant areas to oversee our key strategic and operational issues. Many of our directors have experience serving on boards and board committees of other public companies and have an understanding of corporate governance practices and trends and different business processes, challenges, and strategies.
The following charts reflect our Board’s gender and ethnic diversity and age mix as of May 23, 2022.

Gender / Ethnic Diverse Directors

58%
Diversity
7
5
Gender/Ethnic Diverse

Age Mix

49
Average Age
2
2
2
6
≤40 years
41-50 years
51-60 years
≥61

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The following table sets forth select director information as of May 23, 2022:
Name	Age	Class	Director Since	Current Term Expires	Position	Committee Membership
						AC	CC	NCGC
Marco Castelli(1)	40	I	2022	2023	Director
James Nelson(2)	72	I	2021	2023	Director	☆
Martin H. Nesbitt(3)	59	I	2020	2023	Director
Raymond Svider(4)	59	I	2019	2023	Chairperson		☆	☆
Fahim Ahmed(5)	43	II	2019	2024	Director		✓	✓
Michael Chang(6)	45	II	2019	2024	Director			✓
Kristine Dickson(7)	44	II	2021	2024	Director	✓
James A. Star(8)	61	II	2019	2024	Director	✓
James Kim(9)	30	III	2019	2022	Director
David Leland(10)	47	III	2019	2022	Director
Lisa Sibenac(11)	41	III	2019	2022	Director
Sumit Singh(12)	42	III	2019	2022	Director and CEO
Number of fiscal year 2021 meetings						5	4	3
AC: Audit Committee	☆ Committee Chairperson
CC: Compensation Committee	✓ Committee Member
NCGC: Nominating and Corporate Governance Committee
(1)	Elected to our Board effective May 23, 2022.
(2)	Elected to our Board effective July 19, 2021, and appointed as Chairperson of our Audit Committee effective September 8, 2021.
(3)	Elected to our Board effective September 21, 2020.
(4)	Elected as Chairperson of our Board effective April 29, 2019, and appointed as Chairperson of both our Compensation and Nominating and Corporate Governance Committees effective June 13, 2019.
(5)	Elected to our Board effective April 29, 2019, and appointed as a member of both our Compensation and Nominating and Corporate Governance Committees effective June 13, 2019.
(6)	Elected to our Board effective April 29, 2019, and appointed as a member of our Nominating and Corporate Governance Committee effective June 13, 2019.
(7)	Elected to our Board and as a member of our Audit Committee effective July 14, 2021.
(8)	Elected to our Board effective June 13, 2019, and appointed as a member of our Audit Committee effective May 29, 2020.
(9)	Elected to our Board effective April 29, 2019.
(10)	Elected to our Board effective September 10, 2019.
(11)	Elected to our Board effective April 29, 2019.
(12)	Elected to our Board effective April 29, 2019.
Nominees for Election to a Three-Year Term Expiring at the 2025 Annual Meeting
James Kim. Mr. Kim currently serves as Director at BC Partners, which is a leading international investment firm that specializes in the investment of assets under management in private equity, private debt, and real estate. Before joining BC Partners in 2016, from 2014 to 2016, Mr. Kim served as Investment Associate at Sageview Capital LP where he focused on growth equity investments in the technology space, and, from 2013 to 2014, he served in the mergers and acquisitions group at Citigroup Inc. Mr. Kim also currently serves on the boards of Presidio Inc. and Women’s Care Enterprises, LLC. Mr. Kim holds a Bachelor of Arts degree in applied mathematics and economics from Yale University. Mr. Kim’s individual qualifications and background as a director include knowledge of finance, practical mergers and acquisition experience, and in-depth knowledge of the pet retail, technology, and healthcare sectors.
David Leland. Mr. Leland currently serves as Partner and Head of Capital Markets at BC Partners. Since 2019, Mr. Leland has also served as Chief Executive Officer of BC Partners Securities LLC, a registered broker dealer in the United States. Before joining BC Partners in 2018, from 2000 to 2018,
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Mr. Leland served at Citigroup Inc., most recently as Managing Director in the Capital Markets Originations Group, with a focus on leveraged finance. Mr. Leland also currently serves on the board of GardaWorld Corporation. Mr. Leland holds a Bachelor of Business Administration degree with a concentration in finance from The George Washington University. Mr. Leland’s individual qualifications and background as a director include extensive finance and compliance expertise, and in-depth knowledge of the consumer retail and home builder sectors.
Lisa Sibenac. Ms. Sibenac currently serves as Managing Director at BC Partners in Portfolio Operations. Before joining BC Partners in 2017, from 2012 to 2017, Ms. Sibenac served in management positions at Amazon, Inc., and from 2003 to 2010, she served in technical and commercial leadership roles at Lockheed Martin Corporation. Ms. Sibenac also currently serves on the board of Appgate, Inc. and previously served on the board of GFL Environmental Inc. from 2018 to 2020. Ms. Sibenac holds a Bachelor of Science degree in mechanical engineering from the University of Notre Dame and a Master of Business Administration degree from Harvard Business School. Ms. Sibenac’s individual qualifications and background as a director include knowledge of business operations and technology and in-depth knowledge of the retail, e-commerce, business services, aerospace, and defense sectors.
Sumit Singh. Mr. Singh has served as the Chief Executive Officer of Chewy since March 2018, following a seven-month stint in his role as Chief Operating Officer, and has served on Chewy’s Board since April 2019. In 2020, he was inducted into the prestigious Bloomberg 50 List of Global Leaders. Prior to joining Chewy, Mr. Singh held senior leadership positions at Amazon, Inc., where from 2015 to 2017, he served as Worldwide Director of Amazon’s Consumables businesses (fresh and pantry) and, from 2013 to 2015, as General Manager for Amazon’s North American merchant fulfillment and third-party businesses. Prior to Amazon, Inc., Mr. Singh served in senior management positions at Dell Technologies, Inc. Mr. Singh holds a Bachelor of Technology degree from Punjab Technical University and a Master’s in Engineering from the University of Texas at Austin, where, in 2019, he was inducted into the Academy of Distinguished Alumni for outstanding achievement and now serves on the University of Texas Engineering Advisory Board. He also holds a Master of Business Administration degree from the University of Chicago, Booth School of Business. Mr. Singh’s individual qualifications and background as a director include in-depth knowledge of issues, challenges, and opportunities facing us, in-depth knowledge of the e-commerce and retail sectors, and extensive operational and technology experience.
Directors Continuing in Office Until the 2024 Annual Meeting
Fahim Ahmed. Mr. Ahmed currently serves as Partner at BC Partners, as a member of the management committee of BC Partners, and as the firm’s Chief Operating Officer and Chief Administrative Officer. Before joining BC Partners in 2006, from 2004 to 2006 and from 2000 to 2002, Mr. Ahmed served as a consultant of the Boston Consulting Group. Mr. Ahmed currently serves on the boards of Cyxtera Technologies, Inc., Appgate, Inc., Presidio Inc., and PetSmart LLC. He previously served as a director of Suddenlink Communications and was involved in investments in Office Depot, Inc., Intelsat S.A., Dometic Corporation, and Foxtons. Mr. Ahmed holds a Bachelor of Arts degree from Harvard University and a Master of Philosophy degree in economics from Oxford University, where he was a Rhodes Scholar. Mr. Ahmed’s individual qualifications and background as a director include extensive finance and compensation expertise, and in-depth knowledge of the consumer retail, telecommunications, and technology sectors.
Michael Chang. Mr. Chang currently serves as Partner at BC Partners. Before joining BC Partners in 2009, from 1999 to 2009, Mr. Chang served as Principal of JLL Partners, LLC. Mr. Chang currently serves on the boards of Zest Dental Solutions, Women’s Care Enterprises, LLC, and PetSmart LLC. Mr. Chang holds a Master of Business Administration degree from the Harvard Business School and a Bachelor of Arts degree in economics from The Wharton School of the University of Pennsylvania. Mr. Chang’s individual qualifications and background as a director include extensive finance expertise, and in-depth knowledge of the consumer retail, industrials, and healthcare sectors.
Kristine Dickson. Ms. Dickson currently serves as Chief Financial Officer and Chief Administrative Officer of Lehman Brothers Holdings Inc. (“LBH”). From 2012 to 2015, Ms. Dickson served as Chief
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Administrative Officer of LBH and began serving as Chief Financial Officer of LBH in 2016. From 2001 to 2012, Ms. Dickson served in roles of increasing responsibility at Willis Towers Watson, including Northeast Regional Financial Officer from 2008 to 2012, Director of Financial Planning & Analysis from 2006 to 2008, and Mergers & Acquisitions from 2001 to 2006. Prior to Willis Towers Watson, Ms. Dickson served in the Mergers & Acquisitions and Telecom Investment Banking groups at Citigroup Inc. Ms. Dickson holds a Bachelor of Science in computer systems engineering from Stanford University. Ms. Dickson’s individual qualifications and background as a director include knowledge of finance, practical mergers and acquisition experience, and in-depth knowledge of the financial services sector.
James A. Star. Mr. Star currently serves as Executive Chairman of Longview Asset Management LLC (“Longview”), a multi-strategy investment firm that invests on behalf of individuals, trusts, and charitable foundations. From 2003 to 2019, he served as President and Chief Executive Officer of Longview. Since 1994, Mr. Star has also served as Vice President of Henry Crown and Company, a private family office affiliated with Longview. Mr. Star currently serves as a trustee of Equity Commonwealth, a publicly-traded real estate investment trust, where he chairs the Nominating and Governance Committee. He is a director of the Atreides Foundation Fund Ltd and V-Square Quantitative Management LLC. From 2016 to 2018, Mr. Star served as a director of Allison Transmissions Holdings Inc. and, from 2014 to 2019, he was a director of the holding company of PetSmart LLC. He also serves, or has served, as a director or trustee of pension funds, registered mutual funds, private companies, and a private trust company. Mr. Star holds a Bachelor of Arts degree from Harvard University, a Juris Doctor degree from Yale Law School, and a Master of Management degree from Kellogg Graduate School of Management at Northwestern University. Mr. Star’s individual qualifications and background as a director include extensive finance, business, corporate governance, and ethics and compliance experience, and in-depth knowledge of the animal supplies and consumer services sectors.
Directors Continuing in Office Until the 2023 Annual Meeting
Marco Castelli. Mr. Castelli currently serves as Partner at BC Partners. Before joining BC Partners in 2006, Mr. Castelli served as a management consultant at Bain & Company from January 2005 to August 2006. Mr. Castelli currently serves on the boards of I.M.A., Forno d’Asolo, DentalPro and Cigierre and has been involved in investments in Shawbrook, Acuris, Cote, Migros Turk, Gruppo Coin, Cote Restaurants and Com Hem during his service with BC Partners. Mr. Castelli holds a Master of Business Administration degree from the University of Chicago, Booth School of Business and a degree in Business Administration from Bocconi University in Italy. Mr. Castelli’s individual qualifications and background as a director include extensive finance, accounting, investments, and venture capital experience.
James Nelson. Mr. Nelson currently serves as Chief Executive Officer of Global Net Lease, Inc. (“GNL”), a publicly-traded real estate investment trust, a position he has held since July 2017, and has served, since March 2017, as a director of GNL. Mr. Nelson previously served as a member of GNL’s audit committee from March 2017 until July 2017. Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company, from 1986 until 2009. From 1998 to 2003, he was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients, and from 1995 to 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. Mr. Nelson currently serves on the board of directors of Xerox Holdings Corporation since 2021 and as Chairman since 2022. Mr. Nelson previously served on the board of directors for other publicly-traded companies including Roman DBDR Tech Acquisition Corp from 2020 to 2021, Herbalife Nutrition Ltd. from 2014 to 2021, Caesars Entertainment Corporation from 2019 to 2020, Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. from 2001 to 2019, and New York REIT, Inc. from 2015 to 2017. Mr. Nelson’s individual qualifications and background as a director include public company board experience and extensive finance, strategic and operational experience as chief executive officer of various companies.
Martin H. Nesbitt. Mr. Nesbitt currently serves as Co-Chief Executive Officer of The Vistria Group, LLC, a Chicago based investment firm focused on the education, healthcare and financial services industries.
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From 1996 to 2012, before co-founding Vistria, Mr. Nesbitt was cofounder and Chief Executive Officer of TPS Parking Management, LLC (known as the “Parking Spot”), an owner and operator of off-airport parking facilities. Prior to the Parking Spot, Mr. Nesbitt served as an officer of the Pritzker Realty Group, L.P. and as Investment Manager at LaSalle Partners. Mr. Nesbitt currently serves on the board of directors of American Airlines Group Inc. and CenterPoint Energy, Inc. From 2011 to 2021, Mr. Nesbitt served as a director of Jones Lang LaSalle Incorporated, and from 2013 to 2018, he was a director of Norfolk Southern Corp. Mr. Nesbitt currently serves as a trustee of Chicago Museum of Contemporary Art and is the former chairman of the board of the Chicago Housing Authority and a former board member of the Chicago 2016 Olympic Committee. Mr. Nesbitt holds a Master of Business Administration degree from the University of Chicago, and a Bachelor of Science degree and honorary doctorate from Albion College. Mr. Nesbitt’s individual qualifications and background as a director include global public company board experience and extensive finance, strategic and operational experience as chief executive officer and founder of various companies.
Raymond Svider. Mr. Svider currently serves as Partner and Chairman of BC Partners and as Chairman of the Executive Committee of BC Partners. Since Mr. Svider joined BC Partners in 1992, he has led investments in various sectors, including consumer and retail, technology, media and telecom, healthcare, industrials, and business services. He currently holds the role of Non-Executive Chairman of PetSmart LLC, Chairman of the Board of Valtech, and serves on the boards of Altice USA, Inc., Cyxtera Technologies, Inc., EAB Global, Inc., GardaWorld Corporation, GFL Environmental Inc., NAVEX Global, Inc., as well as the board of the holding company of Presidio Inc. Mr. Svider previously served as a director of Appgate, Inc., Intelsat S.A., Accudyne Industries LLC, Teneo Global, Office Depot, Inc., Multiplan, Inc., Unity Media Group, Neuf Cegetel, Polyconcept, Neopost, Nutreco, UTL, and Chantemur. Mr. Svider holds a Master of Business Administration degree from the University of Chicago and Master of Science degrees in engineering from Ecole Polytechnique, France and Ecole Nationale Superieure des Telecommunications, France. Mr. Svider’s individual qualifications and background as a director include business acumen and leadership experience and make him particularly well-suited for the roles of Chairperson of our Board and Chairperson of our Compensation and Nominating and Corporate Governance Committees.
Director Independence
We are a “controlled company” within the meaning of the corporate governance standards of the New York Stock Exchange (“NYSE”). Under these rules, a listed company for which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company.” As a result, we qualify for exemption from certain independence requirements, including the requirement that within one year of completion of our initial public offering (“IPO”) at least a majority of our Board is composed of independent directors, and our Compensation and Nominating and Corporate Governance Committees are each composed entirely of independent directors. Even though we are a controlled company, we are required to comply with the SEC and the NYSE rules relating to the membership, qualifications, and operations of our Audit Committee.
Based on information provided by each director or director nominee concerning their background, employment, and affiliations, our Board has determined that each of Ms. Dickson, Mr. Nelson, Mr. Nesbitt, and Mr. Star satisfy the independence requirements under the corporate governance standards of the NYSE, and none of them have a relationship that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. In determining the independence of Mr. Star, our Board considered Longview’s minority, non-controlling interest in Argos Holdings L.P. (“Argos Holdings”). Our Board also determined that each of Ms. Dickson, Mr. Nelson, Mr. Nesbitt, and Mr. Star satisfy the independence requirements of Rule 10A-3 of the Exchange Act.
Board Leadership Structure
Mr. Svider serves as Chairperson of our Board and Mr. Singh serves as Chief Executive Officer of our Company. The Chief Executive Officer is responsible for setting the Company’s strategic direction and managing the Company’s operations and performance, while the Chairperson provides guidance to the
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Chief Executive Officer, sets the agenda for Board meetings, and presides over meetings of the Board. We believe that the separation of these positions supports the independence of our Board in its oversight of the Company’s business and affairs. In addition, we believe the separation of the two positions creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of our Board to monitor whether management’s actions are in the best interests of our Company and stockholders. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Board Evaluation Process
The Nominating and Corporate Governance Committee leads the Board and each committee through an annual self-evaluation to assess whether the Board and its committees are functioning effectively. As part of the self-evaluation process, each Board and committee member provides feedback on topics relevant to the performance and effectiveness of the Board and the applicable committee. The Nominating and Corporate Governance Committee is responsible for overseeing the self-evaluation process. In addition, each committee evaluates the performance of its duties under its charter and reports to the Board on such self-evaluation. The Nominating and Corporate Governance Committee reviews the evaluations and determines whether to propose any modifications or alterations in Board or committee practices, procedures, or charters.
Board Committees
Our Board has established three standing committees - an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our Board has adopted written charters for each committee and each charter is available on our website at https://investor.chewy.com. The composition and overview of the responsibilities of each committee are described below. Members serve on these committees as determined by our Board or until earlier resignation or death.
Audit Committee
Our Audit Committee currently consists of Mr. Nelson (Chairperson), Ms. Dickson, and Mr. Star. Ms. Dickson was appointed to the Audit Committee effective July 14, 2021. Mr. McAndrews and Ms. McCollam served on our Audit Committee until their resignations from our Board on July 14, 2021 and September 8, 2021, respectively. Our Audit Committee assists our Board with oversight of our corporate accounting and financial reporting process, our compliance with legal and regulatory requirements, and our risk assessment and risk management policies, guidelines, and processes. Our Audit Committee is responsible for, among other things:
(i)	managing the appointment, retention, compensation, oversight, and termination of our independent registered public accounting firm;
(ii)	overseeing the pre-approval process governing permitted audit, non-audit, and tax related services provided by our independent registered public accounting firm;
(iii)	reviewing and approving the function and scope of our internal audit department, including its purpose, organization, responsibilities, budget, audit plans, and performance;
(iv)	assisting the Board with overseeing external financial reporting, including periodic reports, earnings releases, and earnings guidance;
(v)	overseeing the adequacy and effectiveness of our internal controls over financial reporting and disclosure controls;
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(vi)	monitoring legal and regulatory compliance, including compliance with our Code of Conduct and Ethics;
(vii)	reviewing and approving related party transactions in accordance with our related party transactions policy;
(viii)	overseeing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and
(ix)	reviewing our policies and processes for tax planning and compliance.
Our Board has determined that all current members of our Audit Committee satisfy the independence requirements of Rule 10A-3 of the Exchange Act and the corporate governance standards of the NYSE and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. Our Board has determined that Mr. Nelson is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Exchange Act and each of Ms. Dickson, Mr. Nelson, and Mr. Star has the requisite financial sophistication, as defined under the applicable NYSE rules and regulations.
In December 2021, our Audit Committee adopted, and periodically reviews compliance with, the Company’s Guidelines for Hiring Employees or Former Employees of the Independent Auditor, which further ensures that the independence of the independent registered public accounting firm is not impaired.
The formal report of our Audit Committee with respect to the fiscal year ended January 30, 2022 (“fiscal year 2021”), is set forth below under the heading Audit Committee Report.
Compensation Committee
Our Compensation Committee consists of Mr. Svider (Chairperson) and Mr. Ahmed. Our Compensation Committee assists our Board with oversight of our compensation policies, plans, and programs. Our Compensation Committee is responsible for, among other things:
(i)
reviewing and approving corporate goals and objectives applicable to our Chief Executive Officer and other executive officers, evaluating performance in light of such objectives, and approving compensation;

(ii)	reviewing director compensation and benefits for service on our Board and making recommendations for modification;
(iii)	reviewing and approving incentive compensation and equity-based plans and overseeing the administration of those plans on behalf of executive officers; and
(iv)
monitoring the effectiveness of non-equity-based benefit plan offerings and approving any material new employee benefit plan or change to an existing plan that creates a material financial commitment for our Company.

Compensation Committee Interlocks and Insider Participation
During fiscal year 2021, Mr. Ahmed and Mr. Svider served as members of our Compensation Committee. None of these individuals currently are, or have been, an officer or employee of Chewy. None of our named executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its named executive officers serving on our Board or Compensation Committee.
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Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Mr. Svider (Chairperson), Mr. Ahmed, and Mr. Chang. Our Nominating and Corporate Governance Committee is responsible for, among other things:
(i)	determining the qualifications, qualities, skills, and other expertise necessary to serve on our Board;
(ii)	identifying and evaluating candidates and making recommendations to our Board for director nominees;
(iii)
assessing the size and composition of our Board and committees and making recommendations to our Board regarding the appointment of directors to serve as members of each committee and committee chairperson annually;

(iv)	overseeing periodic evaluations of our Board’s performance, including Board committees;
(v)
reviewing, assessing the adequacy of, and proposing changes to our Board regarding our certificate of incorporation, bylaws, Code of Conduct and Ethics, Corporate Governance Guidelines, and other corporate governance policies;

(vi)	monitoring corporate governance trends and developments and recommending changes to our Board; and
(vii)	developing a Chief Executive Officer succession plan and evaluating potential Chief Executive Officer candidates.
Considerations in Evaluating Director Nominations
Directors may be nominated by the Board or by our stockholders in accordance with our by-laws. Our Nominating and Corporate Governance Committee is responsible for identifying and screening candidates and recommending director nominees for election to our Board. When formulating recommendations, our Nominating and Corporate Governance Committee considers proposals and suggestions from stockholders, management, and others it deems appropriate, and also takes into account the performance of incumbent directors in determining whether to recommend them to stand for reelection at the annual meeting of stockholders.
In evaluating director candidates, our Nominating and Corporate Governance Committee considers the current size, composition, organization, and governance of our Board and the needs of our Board and committees. Our Nominating and Corporate Governance Committee seeks individuals with the judgment, diversity, skills, experience, and background important to our strategic direction and operational focus. While our Board does not have specific director criteria requirements, our Nominating and Corporate Governance Committee considers, among other things:
(i)	the independence, judgment, strength of character, reputation in the business community, ethics, and integrity of the individual;
(ii)	the business and other relevant experience, skill, and knowledge the individual may have that will enable them to provide effective oversight of our business;
(iii)	the fit of the individual’s skill set and personality with those of the other directors so as to build a Board that works together effectively and constructively; and
(iv)	the individual’s ability to devote sufficient time to carry out their responsibilities as a director.
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Our Board does not have a formal policy on diversity, but in evaluating director candidates our Nominating and Corporate Governance Committee and Board consider gender, nationality, ethnicity, and age, among other factors deemed appropriate, including functional areas of business and financial expertise and educational and professional background.
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders based upon the guidelines set forth in the Nominating and Corporate Governance Committee’s charter and subject to compliance with procedures set forth in our bylaws. Please see Question 25 above under the heading General Information About Our Annual Meeting for more information. Committee oversight of director nominations does not apply in cases where the right to nominate a director legally belongs to a third party. In addition, so long as the outstanding shares of our Class B common stock represent 50% or more of the combined voting power of our outstanding Class A common stock and Class B common stock, holders of shares of Class B common stock are not subject to the notice procedures set forth in our bylaws with respect to any annual or special meeting of stockholders.
Role of our Board in Risk Oversight
Management is responsible for the day-to-day oversight and management of strategic, operational, legal, compliance, cybersecurity, and financial risks, while our Board, as a whole and through its committees, is responsible for the oversight of our risk management framework. Consistent with this approach, management regularly reviews risks with our Board and Audit Committee at their regular meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents steps taken by management to eliminate or mitigate such risks. While our Board is ultimately responsible for the risk oversight of our Company, our Audit Committee has primary responsibility for the management and mitigation of risks facing our Company, including major financial risks and oversight of the measures initiated by management to monitor and control such risks. Our Audit Committee also monitors compliance with legal and regulatory requirements and reviews and approves or disapproves any related party transactions. Our Compensation Committee has responsibility to review the risks arising from our compensation policies and practices applicable to all employees, including executive officers, and evaluate policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee has responsibility to review risks relating to our corporate governance practices. These committees provide regular reports on our risk management practices to our Board. Our Board believes Chewy’s current Board, committee, and management structure supports its risk oversight function.
Attendance at Board, Committee, and Stockholder Meetings
During our fiscal year 2021, our Board had six meetings, our Audit Committee had five meetings, our Compensation Committee had four meetings, and our Nominating and Corporate Governance Committee had three meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which they served as a director and (ii) the total number of meetings held by all committees of our Board on which such director served (held during the period of such director’s committee service). Our non-employee directors, as well as our independent directors, meet in regularly scheduled sessions, typically following a scheduled Board meeting. Our Board has not formally selected a director to preside at executive sessions of non-employee directors or executive sessions of independent directors. Instead, the participating directors designate a presiding director for the session.
Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings. Nine of our current directors who served at the time of our 2021 annual meeting of stockholders (the “2021 Annual Meeting”) attended that meeting.
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Director Compensation
Our Director Compensation and Educational Expense Reimbursement Policy provides that our independent directors are entitled to receive the following annual compensation for Board and committee service:
•	$175,000 for service as a Board member payable 25% in cash and 75% in time-based restricted stock units (“Director RSUs”);
•	$15,000 for service as a committee chairperson, payable in cash; and
•	$5,000 for service as a committee member, payable in cash.
Each independent director who serves as the chairperson of a committee receives an annual service fee as a committee member and as the chairperson. Fees paid in cash are generally paid in arrears. Director RSUs are granted to each independent director after our Company’s annual stockholder meeting and vest the earlier of (i) the date of our next annual stockholder meeting or (ii) one year from the date of grant, each subject to the independent director’s continued service as a director on our Board through the vesting date. Directors that join our Board on a date other than our annual stockholder meeting receive a pro-rated amount of the annual cash compensation and Director RSUs.
The Board occasionally establishes committees of limited duration for special purposes. When a special committee is established, the Board will determine whether to provide non-employee directors with additional compensation for service on such committee based on the expected duties of the committee, the anticipated number and length of any committee meetings, and other factors the Board may deem relevant.
We also reimburse our directors for reasonable travel expenses relating to Board meetings and up to $7,000 for director educational expenses for each twelve-month period between annual stockholder meetings; reimbursable director educational expenses was increased from $5,000 to $7,000 in December 2021 effective as of the date of our 2021 Annual Meeting. In September 2021, we extended our employee discount to our directors, allowing them to receive a twenty percent (20%) discount on most Chewy orders. Our Director Compensation and Educational Expense Reimbursement Policy was designed to attract and retain high quality independent directors and is periodically reviewed by our Compensation Committee.
Our independent directors are subject to stock ownership requirements as set forth below under the heading Stock Ownership Guidelines.
2021 Director Compensation Table
The following table provides information regarding compensation of our independent directors for their service as a director for fiscal year 2021. Non-independent directors received no compensation for their service as a director. Mr. Singh serves as a director and as Chief Executive Officer of the Company. His compensation is described under the heading Named Executive Officer Compensation.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Kristine Dickson(3)	74,375	125,844	200,219
Brian McAndrews(4)	24,375	—	24,375
Sharon L. McCollam(5)	41,655	125,844	167,499
James Nelson(6)	78,590	132,160	210,750
Martin H. Nesbitt(7)	93,750	125,844	219,594
James A. Star(8)	48,750	125,844	174,594
(1)
The amounts reflected in this column represent the grant date fair value of the awards made in fiscal year 2021, as computed in accordance with Topic 718, Compensation—Stock Compensation, of the Accounting Standards Codification of the

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Financial Accounting Standards Board (“ASC 718”). For a discussion of the assumptions used in the calculation of the grant date fair value, refer to Part II, Item 8 “Financial Statements and Supplementary Data—Note 8—Share-Based Compensation” of our Annual Report on Form 10-K for the fiscal year ended January 30, 2022.
(2)
Amounts shown do not reflect compensation actually received by the director, and there can be no assurance that these amounts will ever be realized by the director. Each independent director received a grant of Director RSUs in an amount equal to 75% of their annual retainer (prorated as applicable) divided by the 20-day average closing price of the Company’s Class A common stock for the 20 trading days immediately preceding the grant date, rounded to the nearest whole share.

(3)
Ms. Dickson was granted 1,624 Director RSUs in fiscal year 2021, settlement of which will be deferred until her termination of service. The Director RSUs vest on the date of the Annual Meeting, subject to her continued service with the Company. Ms. Dickson received a cash fee of $50,000 for her service on a special committee.

(4)	Mr. McAndrews did not stand for reelection in 2021.
(5)
Ms. McCollam was granted 1,624 Director RSUs in fiscal year 2021, which were supposed to vest on the date of the Annual Meeting. Ms. McCollam resigned from our Board on September 8, 2021, and all 1,624 Director RSUs were forfeited.

(6)
Mr. Nelson was granted 1,607 Director RSUs in fiscal year 2021, settlement of which will be deferred until his termination of service. The Director RSUs vest on the date of the Annual Meeting, subject to his continued service with the Company. Mr. Nelson’s Director RSU grant was prorated to reflect his service from the date of his Board appointment through July 14, 2022. Mr. Nelson received a cash fee of $50,000 for his service on a special committee.

(7)
Mr. Nesbitt was granted 1,624 Director RSUs in fiscal year 2021, settlement of which will be deferred until his termination of service. The Director RSUs vest on the date of the Annual Meeting, subject to his continued service with the Company. Mr. Nesbitt received a cash fee of $50,000 for his service on a special committee.

(8)
Mr. Star was granted 1,624 Director RSUs in fiscal year 2021, settlement of which will be deferred until his termination of service. The Director RSUs vest on the date of the Annual Meeting, subject to his continued service with the Company.

Deferral of Director RSUs
Independent directors may generally elect to defer receipt of their Director RSUs by making such election prior to the end of the calendar year preceding the year in which such Director RSUs are granted. Directors who make a deferral election will have no rights as a stockholder of the Company with respect to Director RSUs until such Director RSUs are settled. Settlement of any deferred Director RSUs in shares of fully vested Company common stock will occur at the time specified in the director’s deferral election, but no later than as soon as practicable following the director’s termination of Board service.
Indemnification
We have entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director. The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (i.e., derivative suits) where the individual’s involvement is by reason of the fact that the director is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses reasonably incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless they are adjudged not to have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of our Company and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.
Communications with our Board
Stockholders and other interested parties may communicate with our Board or any of our directors individually (including the Chairperson of the Board), or our non-management or independent directors as a group, by sending written communications addressed to Chewy’s Secretary at Chewy, Inc., 1855 Griffin Road, Suite B-428, Dania Beach, FL 33004. Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to our Board or the applicable director(s). The purpose of this screening is to allow our Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and product inquiries). See Questions 24 and 25 above under the heading General Information About Our Annual Meeting for more information.
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Corporate Governance Guidelines and Code of Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. We also have a Code of Conduct and Ethics that applies to our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer. Our Corporate Governance Guidelines and our Code of Conduct and Ethics are each posted on our website at https://investor.chewy.com. We will post amendments to our Code of Conduct and Ethics or any waivers thereto for directors and named executive officers on the same website or in filings under the Exchange Act.
Diversity, Equity, and Inclusion
We appreciate and support the importance of a diverse workforce and believe in fostering safe and inclusive working environments in which our employees can be their authentic and best selves. Chewy’s diversity, equity, and inclusion (“DEI”) mission is to hire, retain, and promote exceptional talent that values and is inclusive of all backgrounds and perspectives to deliver excellence.
Our DEI mission is to hire, retain, and promote exceptional talent that values and is inclusive of all backgrounds and perspectives to deliver excellence. We are focused on this mission and on building an inclusive culture through a variety of diversity, equity, and inclusion initiatives and programs, including assessments of current processes and policies. During fiscal year 2021, we instituted unconscious bias training to approximately 5,000 employees and launched four team member resource groups in support of our DEI mission. We also continued to increase our internal and external commitment and attention to DEI. For example, our resource groups have grown their membership, hosted educational sessions, and leveraged external partnerships. Additionally, we continue to enhance DEI communications by highlighting team members across the Company and leveraging our monthly newsletter with cultural celebrations and other educational content. We also enhanced our recruitment outreach by more deeply engaging with six historically black colleges and universities and strengthening our relationships with Black student organizations.
We believe in leading by example and have taken steps to promote diversity on our Board and in senior leadership roles. For example, seven of our directors and all four of our named executive officers represent gender or ethnic diversity.
Corporate Responsibility
At Chewy, we have a passion for pets and are dedicated to improving the lives of pets and pet parents everywhere. Chewy Gives Back is one way we support animal welfare organizations through volunteering, direct donation, and our Wish List tool that empowers any qualified non-profit shelter or rescue in the contiguous United States to curate a list of items they need and allows Chewy customers to order those products and have them delivered to the shelter or rescue. During fiscal year 2021, we donated approximately $43 million in products and supplies to animal shelters and rescues.
Certain Relationships and Related Party Transactions
Related Party Transactions Policy
In June 2019, we adopted a written related party transactions policy (the “Related Party Policy”), which is administered by our Audit Committee and includes procedures for the review, approval, ratification, modification, or termination of related party transactions. Pursuant to the Related Party Policy, a related party transaction includes transactions in which Chewy is a participant, the aggregate amount involved will or may be expected to exceed $120,000, and a “related party” has or will have a direct or an indirect material interest. Related parties of Chewy include directors (including nominees for election as
19

director), executive officers, stockholders that are known to beneficially own more than 5% of Chewy’s voting securities, any immediate family members of the foregoing, and any entity in which such related party is employed, is a general partner, principal, or in a similar position, or in which such person has a 10% or greater beneficial interest.
Except for transactions that have been pre-approved in accordance with the Related Party Policy, once a related party transaction has been identified, our Audit Committee will review the relevant facts and circumstances and approve or disapprove entry into the transaction. In determining whether to approve or ratify a related party transaction, our Audit Committee takes the following considerations into account, among other factors it deems appropriate:
(i)	whether the transaction was undertaken in the ordinary course of our business;
(ii)	whether the transaction was initiated by us or the related party;
(iii)	the availability of other sources of comparable products or services;
(iv)	whether the transaction is proposed to be, or was, entered on terms no less favorable to us than terms that could have been reached with an unrelated third party;
(v)	the purpose of, and the potential benefits of, the transaction;
(vi)	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related party;
(vii)	the related party’s interest in the transaction; and
(viii)	any other information regarding the transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
Our Audit Committee may approve the transaction only if it determines in good faith that, under all the circumstances, the transaction is in, or not inconsistent with, the best interests of our Company and stockholders.
If we become aware of a related party transaction that has not been approved under the Related Party Policy, such transaction is reviewed in accordance with the procedures set out in the Related Party Policy. If our Audit Committee determines it to be appropriate, the transaction is ratified. Where our Audit Committee determines not to ratify a related party transaction that has been commenced without approval, our Audit Committee may direct additional actions including, but not limited to, immediate discontinuation or rescission of the transaction, or modification of the transaction to make it acceptable for ratification.
Certain Related Party Transactions
Described below are transactions with related parties in which the amounts involved exceeded $120,000 since the beginning of our last fiscal year or may be expected to exceed such amount in the foreseeable future. Other than as described in this section and in the Compensation Discussion and Analysis section below, there were no transactions with related parties in fiscal year 2021, and no transactions are currently proposed, that would require disclosure under Item 404 of Regulation S-K.
BC Partners and its Affiliates
Transactions with BC Partners and/or its affiliates:
•
In connection with our IPO, Chewy entered into a master transaction agreement (the “MTA”) with PetSmart LLC (“PetSmart”). The MTA was amended in February 2021 in connection with PetSmart’s distribution of all of its Chewy stock to reflect our ongoing contractual relationship with PetSmart. The MTA governs the provision of certain administrative and support services

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provided by PetSmart to Chewy and fees payable by Chewy to PetSmart for guaranteeing certain of Chewy’s lease related obligations. From the beginning of fiscal year 2021 through the Record Date, Chewy paid PetSmart $398,973 and PetSmart paid Chewy $407,982 under the MTA.
•
Certain of our pharmacy operations are conducted through Chewy Pharmacy KY, LLC (“Chewy KY”), a wholly-owned subsidiary of PetSmart. We have entered into a services agreement with Chewy KY that provides for the payment of a management fee to us for providing services to Chewy KY. Pursuant to the terms of this agreement, Chewy received $38,817,502 from Chewy KY from the beginning of fiscal year 2021 through the Record Date.

•
Chewy and PetSmart Home Office, Inc. (“PetSmart Home”), a wholly owned subsidiary of PetSmart, were parties to a master purchase agreement (the “MPA”) that governed sales of our respective private brand products to each other. The MPA was terminated as of May 3, 2021. From the beginning of fiscal year 2021 through the date of termination, we made payments of $1,488,767, to PetSmart Home, and PetSmart Home made payments of $505,047, to us, pursuant to the terms of the MPA.

•
In connection with our IPO, we entered into a master procurement agreement (the “Procurement Agreement”) with The China Joint Business Arrangement between PetSmart International Holdings I LLC and PetSmart International Holdings II LLC (the “Service Provider”), an affiliate of PetSmart, regarding certain product sourcing services provided by the Service Provider. The Procurement Agreement was terminated as of June 1, 2021. From the beginning of fiscal year 2021 through the date of termination, we paid the Service Provider $122,857, pursuant to the terms of the Procurement Agreement.

•
In connection with our IPO, we entered into a tax matters agreement (the “TMA”) with PetSmart and Argos Intermediate Holdco I Inc. that governs the parties’ respective rights, responsibilities, and obligations regarding tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and other matters regarding taxes. From the beginning of fiscal year 2021 through the Record Date, we received $43,714,349 from PetSmart and paid PetSmart $675,350 pursuant to the TMA. As of the Record Date, we had approximately $2,309,681 of outstanding receivables from PetSmart and Argos Intermediate Holdco I Inc. pursuant to the TMA.

•
From time to time, we purchase compliance-related training materials and services from Navex Global, Inc. and its subsidiaries (“Navex”). Navex is a portfolio company of BC Partners. From the beginning of fiscal year 2021 through the Record Date, we paid Navex $167,895.

•
From time to time, we purchase security solutions and other services from GardaWorld Corporation and its subsidiaries (“GardaWorld”). GardaWorld is a portfolio company of BC Partners. From the beginning of fiscal year 2021 through the Record Date, we paid GardaWorld $6,879,437.

•
From time to time, we purchase cybersecurity solutions and other services from Appgate, Inc. (“Appgate”). Appgate is a portfolio company of BC Partners. From the beginning of fiscal year 2021 through the Record Date, we paid Appgate $561,250.

The following agreements involving BC Partners and/or an affiliate of BC Partners:
•	Investor Rights Agreement, dated June 13, 2019, by and among Chewy and certain holders identified therein; and
•	Stockholders Agreement, dated as of April 17, 2019, by and among Chewy and the other parties named therein.
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Employment
Aseemita Malhotra, our Vice President of Healthcare, is the spouse of our Chief Executive Officer. During fiscal year 2021, Ms. Malhotra led our Healthcare vertical and received total cash compensation of $564,467, which includes a payment under our short-term incentive (“STI”) plan(1) based on Company performance compared to pre-established performance metrics. Ms. Malhotra’s cash compensation, which is a combination of base salary and short-term incentive compensation, was determined based on market data and comparable positions. In April 2021, Ms. Malhotra was granted 12,093 restricted stock units (“RSUs”), subject to time-based vesting, and 1,385 performance-based restricted stock units (“PRSUs”), subject to vesting based on the achievement of certain Company performance conditions. Of the RSUs granted in April 2021, 7,023 RSUs vested on March 1, 2022 and the remaining 5,070 RSUs are scheduled to vest in accordance with a specified vesting schedule, subject to Ms. Malhotra’s continued employment through the applicable vesting date. In March 2022, the Company’s Compensation Committee certified the achievement of the performance condition for the April 2021 PRSUs, which resulted in 679 PRSUs that vest on March 1, 2024, subject to her continued employment through the vesting date. In April 2022, Ms. Malhotra was granted 12,424 RSUs, subject to time-based vesting, and 2,827 PRSUs, subject to vesting based on the achievement of certain Company performance conditions. The RSUs granted in April 2022 are scheduled to vest in accordance with a specified vesting schedule, subject to Ms. Malhotra’s continued employment through the applicable vesting date. The PRSUs granted in April 2022 vest on February 1, 2025, subject to her continued employment through the vesting date. She will be eligible to receive between zero percent (0%) and one hundred fifty percent (150%) of the target PRSUs, depending on the extent to which certain Company performance-based vesting conditions are met during fiscal year 2022. The grant date fair value of the awards computed in accordance with ASC 718 was $1,089,696 and $664,791 for the awards granted in April 2021 and April 2022, respectively.
(1)
For a description of our STI plan refer to Annual Short-Term Incentive in the Elements of NEO Compensation section below. The STI plan payment for fiscal year 2021 was determined and paid in fiscal year 2022.

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PROPOSAL 1: Election of Directors
There are four directors in class III with terms of office expiring at our 2022 Annual Meeting. Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, James Kim, David Leland, Lisa Sibenac, and Sumit Singh as nominees for election as directors at the Annual Meeting. Each of the nominees possesses the qualifications, qualities, skills, and other expertise necessary to serve on our Board. If elected at the Annual Meeting, each of these nominees would serve until the 2025 annual meeting of stockholders or until their successor has been duly elected and qualified, or, if sooner, until their earlier death, resignation, retirement, disqualification, or removal. Mr. Kim, Mr. Leland, Ms. Sibenac, and Mr. Singh are currently directors of Chewy, and each of them was appointed by our Board. For additional information regarding these nominees, please see the Board of Directors section above. Each person nominated for election has agreed to serve if elected, and Chewy’s management has no reason to believe that any nominee will be unable to serve.
Each director is elected by a plurality of the votes of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the four nominees who receive the largest number of votes cast “For” such nominees are elected as directors. You may vote “For” or “Withhold” authority to vote for each of the nominees of the Board. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board.
FOR ✔	OUR BOARD, UPON RECOMMENDATION OF OUR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED ABOVE.
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SECURITY OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our Class A common stock and Class B common stock as of May 17, 2022 by (i) each director, director nominee, and named executive officer, (ii) all current executive officers and directors of Chewy as a group, and (iii) all those known by Chewy to beneficially own more than 5% of our Class A common stock or Class B common stock.
This table is based upon information supplied by our executive officers, directors, director nominees, and principal stockholders, and Schedules 13D, 13F, and 13G filed with the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security.
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 109,418,531 shares of Class A common stock and 311,188,356 shares of Class B common stock outstanding on May 17, 2022. We have deemed shares of our common stock issuable pursuant to RSUs, which are subject to vesting and settlement conditions expected to occur within 60 days of May 17, 2022, to be outstanding and beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person. Such RSUs are not deemed outstanding for the purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all of our current named executive officers and directors as a group.
Unless otherwise indicated, the address for each beneficial owner listed below is c/o Chewy, Inc., 1855 Griffin Road, Suite B-428, Dania Beach, FL 33004.
	Voting Shares Beneficially Owned				Total Voting Power(1)
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%
Current Named Executive Officers and Directors
Sumit Singh(2)	962,676	*	—	—	*
Mario Marte(3)	304,361	*	—	—	*
Satish Mehta(4)	397,457	*	—	—	*
Susan Helfrick(5)	145,890	*	—	—	*
Raymond Svider(6)	60,000	*	—	—	*
Fahim Ahmed(7)	10,000	*	—	—	*
Marco Castelli(8)	—	—	—	—	—
Michael Chang(9)	10,000	*	—	—	*
Kristine Dickson(10)	1,624	*	—	—	*
James Kim(11)	1,500	*	—	—	*
David Leland	—	—	—	—	—
James Nelson(12)	1,607	*	—	—	*
Martin H. Nesbitt(13)	3,441	*	—	—	*
Lisa Sibenac(14)	1,000	*	—	—	*
James A. Star(15)	76,446	*	—	—	*
All directors and executive officers as a group(16)	1,976,002	1.8	—	—	*
More Than 5% Security Holders
BC Partners Holdings Limited/Argos Holdings GP LLC(17)	17,584,098	16.1	311,188,356	100.0	97.1
Morgan Stanley and Morgan Stanley Investment Management Inc.(18)	19,837,903	18.1	—	—	*
Baillie Gifford & Co(19)	13,302,667	12.2	—	—	*
FMR LLC(20)	7,731,381	7.1
The Vanguard Group(21)	6,923,591	6.3	—	—	*
Brown Advisory Incorporated(22)	6,645,368	6.1
*	Represents less than one percent (1%).
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(1)
Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each holder of Class B common stock is entitled to ten (10) votes per share of Class B common stock, and each holder of Class A common stock is entitled to one (1) vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis upon written notice to the transfer agent.

(2)
Consists of (i) 504,534 shares of Class A common stock held by Mr. Singh, (ii) 373,417 shares of Class A common stock issuable to Mr. Singh upon the vesting of RSUs within 60 days of May 17, 2022, (iii) 48,877 shares of Class A common stock held by Mr. Singh’s spouse and (iv) 35,848 shares of Class A common stock issuable to Mr. Singh’s spouse upon the vesting of RSUs within 60 days of May 17, 2022. This does not include (i) 809,334 shares of Class A common stock issuable to Mr. Singh upon the vesting of RSUs, which are not expected to vest within 60 days of May 17, 2022, (ii) 89,190 shares of Class A common stock issuable to Mr. Singh’s spouse upon the vesting of RSUs, which are not expected to vest within 60 days of May 17, 2022, (iii) 4,241 shares of Class A common stock (which represents the maximum number of shares that may be issued upon the vesting of performance-based restricted stock units if maximum performance goals are achieved) issuable to Mr. Singh’s spouse upon the vesting of performance-based restricted stock units, which are not expected to vest within 60 days of May 17, 2022, or (iv) 679 shares of Class A common stock underlying PRSUs that were granted on April 5, 2021 to Mr. Singh’s spouse, which are not expected to vest within 60 days of May 17, 2022.

(3)
Consists of (i) 125,121 shares of Class A common stock held by Mr. Marte and (ii) 179,240 shares of Class A common stock issuable upon the vesting of RSUs within 60 days of May 17, 2022. This does not include 373,480 shares of Class A common stock issuable to Mr. Marte upon the vesting of RSUs, which are not expected to vest within 60 days of May 17, 2022.

(4)
Consists of (i) 263,027 shares of Class A common stock held by Mr. Mehta and (ii) 134,430 shares of Class A common stock issuable upon the vesting of RSUs within 60 days of May 17, 2022. This does not include 278,860 shares of Class A common stock issuable to Mr. Mehta upon the vesting of RSUs, which are not expected to vest within 60 days of May 17, 2022.

(5)
Consists of (i) 56,270 shares of Class A common stock held by Ms. Helfrick and (ii) 89,620 shares of Class A common stock issuable upon the vesting of RSUs within 60 days of May 17, 2022. This does not include 179,240 shares of Class A common stock issuable to Ms. Helfrick upon the vesting of RSUs, which are not expected to vest within 60 days of May 17, 2022. This also does not include 5,000 shares of Class A common stock owned by Ms. Helfrick’s spouse.

(6)	Consists of 60,000 shares of Class A common stock held by Mr. Svider.
(7)	Consists of 10,000 shares of Class A common stock held by Mr. Ahmed.
(8)	Elected to our Board effective May 23, 2022.
(9)	Consists of 10,000 shares of Class A common stock held by Mr. Chang.
(10)
Consists of 1,624 shares of Class A common stock held by Ms. Dickson, which will vest on the date of the Annual Meeting, subject to Ms. Dickson’s continued service as a director on the Board through the vesting date.

(11)	Consists of 1,500 shares of Class A common stock held by Mr. Kim.
(12)
Consists of 1,607 shares of Class A common stock held by Mr. Nelson, which will vest on the date of the Annual Meeting, subject to Mr. Nelson’s continued service as a director on the Board through the vesting date.

(13)
Consists of (i) 1,624 shares of Class A common stock issuable upon the vesting of RSUs, which will vest on the date of the Annual Meeting, subject to Mr. Nesbitt’s continued service as a director on the Board through the vesting date, and (ii) 1,817 shares of Class A common stock underlying RSUs that vested on July 14, 2021 and will be settled upon the earlier of (x) the date of Mr. Nesbitt leaving the Board or (y) a change in control of the Company.

(14)	Consists of 1,000 shares of Class A common stock held by Ms. Sibenac.
(15)
Consists of (i) 71,299 shares of Class A common stock held by Mr. Star, (ii) 1,624 shares of Class A common stock issuable upon the vesting of RSUs, which will vest on the date of the Annual Meeting, subject to Mr. Star’s continued service as a director on the Board through the vesting date, and (iii) 804 and 2,719 shares of Class A common stock underlying RSUs that vested on July 14, 2020 and July 14, 2021, respectively, and will be settled upon the earlier of (x) the date of Mr. Star leaving the Board or (y) a change in control of the Company.

(16)
Consists of (i) 1,151,628 shares of Class A common stock held by our named executive officers and directors, (ii) 819,034 shares of Class A common stock issuable upon the vesting of RSUs within 60 days of May 17, 2022, and (iii) 5,340 shares of Class A common stock underlying RSUs that have vested for which settlement has been deferred.

(17)
The number of shares listed as beneficially owned consists of (i) 106,903,343 shares of Class B common stock held by Argos Intermediate Holdco I Inc. (“Argos I”), (ii) 165,000,000 shares of Class B common stock held by Buddy Holdings II LLC (“Buddy II”), (iii) 39,285,013 shares of Class B common stock held by Buddy Holdings III LLC (“Buddy III”), and (iv) 17,584,098 shares of Class A common stock held by Buddy Chester Sub LLC (“Buddy Sub”). Each of Argos I, Buddy II, Buddy III and Buddy Sub are direct or indirect wholly-owned subsidiaries of Argos Holdings. The general partner of Argos Holdings is Argos Holdings GP LLC (“Argos GP”). Argos GP is controlled by affiliates of BC Partners. The business address of each of Argos I, Argos Holdings, Argos GP, and BC Partners is 650 Madison Avenue, New York, NY 10022. The business address of each of Buddy II, Buddy III, and Buddy Sub is 19601 N. 27th Avenue, Phoenix, AZ 85027.

(18)
Based solely on a Schedule 13G/A filed on March 10, 2022. Morgan Stanley exercises shared voting power with respect to 16,624,769 shares of Class A common stock and shared dispositive power with respect to 19,837,903 shares of Class A common stock. Morgan Stanley Investment Management Inc. exercises shared voting power with respect to 16,528,961 shares of Class A common stock and shared dispositive power with respect to 19,741,857 shares of Class A common stock. The business address of the Morgan Stanley is 1585 Broadway, New York, NY 10036. The business address of Morgan Stanley Investment Management Inc. is 522 5th Avenue 6th Floor New York, NY 10036.

(19)
Based solely on a Schedule 13G/A filed on January 4, 2022. Baillie Gifford & Co. exercises sole voting power with respect to 12,215,336 shares of Class A Common Stock and sole dispositive power with respect to 13,302,667 shares of Class A Common stock. The business address of Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom.

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(20)
Based solely on a Schedule 13G filed on February 9, 2022. FMR LLC exercises sole voting power with respect to 1,939,912 shares of Class A Common Stock and sole dispositive power with respect to 7,731,381 shares of Class A Common Stock. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(21)
Based solely on a Schedule 13G/A filed on February 9, 2022. The Vanguard Group exercises shared voting power with respect to 46,886 shares of Class A Common Stock, sole dispositive power with respect to 6,824,322 shares of Class A Common Stock and shared dispositive power with respect to 99,269 shares of Class A common stock. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(22)
Based solely on a Schedule 13G filed on February 7, 2022. Brown Advisory Incorporated exercises sole voting power with respect to 5,630,738 shares of Class A Common Stock and shared dispositive power with respect to 6,645,368 shares of Class A Common Stock. Brown Investment Advisory & Trust Company exercises sole voting power with respect to 102,279 shares of Class A Common Stock and shared dispositive power with respect to 102,279 shares of Class A Common Stock. Brown Advisory LLC exercises sole voting power with respect to 5,528,459 shares of Class A Common Stock and shared dispositive power with respect to 6,543,089 shares of Class A Common Stock. The business address of Brown Advisory Incorporated and related entities is 901 South Bond Street, Suite 400, Baltimore, MD 21231.

Pledge of Common Stock by Affiliates of BC Partners
Certain affiliates of BC Partners have granted a security interest in certain shares of our Class B common stock beneficially owned by them to secure certain indebtedness, including indebtedness of PetSmart, which includes customary default provisions. In the event of a default under any such credit facility or the applicable indenture, the secured parties may foreclose upon any and all shares of Class B common stock pledged to them and may seek recourse against the obligors under the relevant credit facilities and indentures. Any such action could result in a change of control of Chewy. In addition, an affiliate of BC Partners has granted a security interest in certain shares of Class A common stock to secure its obligations under a forward purchase contract. In the event of a default under such contract or the related collateral agreement, the secured party may foreclose upon any and all shares of Class A common stock pledged to it.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors, named executive officers, and stockholders that own more than 10% of our common stock report to the SEC and us certain changes in ownership and ownership information within specified periods. Based solely on a review of the reports furnished to us or filed with the SEC and upon information furnished by these parties, we believe that during fiscal year 2021 all of our directors and officers timely filed all reports they were required to file under Section 16(a) of the Exchange Act.
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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accountant Fees and Services
Deloitte & Touche LLP served as our independent registered public accounting firm for fiscal year 2021. The following table sets forth all fees for professional services rendered by Deloitte & Touche LLP for the fiscal years ended January 30, 2022 and January 31, 2021:
	January 30, 2022	January 31, 2021
Audit Fees(1)	$1,964,000	$2,158,000
Audit-Related Fees(2)	—	114,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,964,000	$2,272,000
(1)
Audit fees consist of fees for services rendered and expenses billed in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and consultations on accounting matters directly related to the audit.

(2)
Audit-related fees include fees for assurance and related services that are traditionally performed by the independent registered accounting firm. More specifically, this includes in fiscal year 2020 services rendered in connection with the submission of a Registration Statement on Form S-3 and related to a review of segregation of duties pertaining to our enterprise resource planning system.

Pre-Approval Policies and Procedures
Our Audit Committee charter requires our Audit Committee to (i) pre-approve all audit and permitted non-audit and tax services that may be provided by our independent registered public accounting firm and (ii) establish, and periodically review, policies and procedures for its pre-approval of permitted services in compliance with applicable SEC rules. In August 2021, our Audit Committee adopted the Audit Committee Pre-Approval Policy setting forth the requirements pursuant to which all audit and permitted non-audit and tax services to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy is intended to clarify the scope of engagements to be pre-approved by the Audit Committee and sets forth the procedures and conditions pursuant to which such services may be pre-approved. Prior to adoption of the Audit Committee Pre-Approval Policy, work performed by our independent registered public accounting firm was pre-approved by our Audit Committee on an engagement-by-engagement basis.
Audit Committee Report
The purpose of our Audit Committee is to assist our Board with oversight of (i) the integrity of the Company’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications, independence, and performance, and (iv) the performance of the Company’s internal audit function. Our Audit Committee’s principal responsibility is one of oversight. Our management is responsible for determining that our financial statements are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory internal controls over financial reporting. The independent auditor is responsible for auditing our financial statements and the effectiveness of our internal controls over financial reporting. Our internal and outside counsel are responsible for assuring compliance with laws and regulations and our corporate governance policies.
In performing its oversight function, our Audit Committee has:
•	reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP;
•	discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements issued by the Public Company Accounting Oversight Board (the “PCAOB”); and
27

•
received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based on these reviews and discussions, we recommended to our Board the inclusion of the audited financial statements in the Company’s Annual Report on 10-K for the fiscal year ended January 30, 2022, as filed with the SEC on March 29, 2022.
THE AUDIT COMMITTEE

James Nelson, Chair
Kristine Dickson
James A. Star
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PROPOSAL 2: Ratification of Appointment of Independent Registered
Public Accounting Firm
Our Audit Committee has selected Deloitte & Touche LLP as our Company’s independent registered public accounting firm for the fiscal year ending January 29, 2023, subject to execution of a mutually agreeable engagement letter. Deloitte & Touche LLP has served as our auditor since 2017. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Although our Audit Committee charter and current law, rules, and regulations require our Audit Committee to engage, retain, and supervise our independent registered public accounting firm, our Board and Audit Committee value the opinions of our stockholders and consider the selection of such firm to be an important matter of stockholder concern. The selection of Deloitte & Touche LLP is accordingly submitted for ratification of stockholders as a matter of good corporate practice. If the stockholders fail to ratify this selection, our Board and Audit Committee will consider the outcome of the vote in determining whether to retain this firm for the fiscal year ending January 29, 2023. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our Company and stockholders.
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 29, 2023 requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon (meaning that, of the shares represented at the meeting and entitled to vote, a majority of them must vote “for” the proposal for it to be approved). You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and, thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
FOR ✔
OUR BOARD, UPON RECOMMENDATION OF OUR AUDIT COMMITTEE,
RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING JANUARY 29, 2023.

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NAMED EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program for fiscal year 2021 and provides an overview of our compensation philosophy and objectives for our named executive officers (“NEOs”).
Our executive compensation program is designed to align total compensation with Company performance, while enabling us to attract, retain, and motivate individuals who can achieve sustained long-term growth and strong financial performance for our stockholders. Our executive compensation program provides our NEOs with total compensation to avoid the disruption and expense associated with unintended departures, while also motivating and rewarding leadership for our success in dynamic and competitive markets and aligning their interests with those of our stockholders. Our pay-for-performance driven compensation philosophy and practices are directly tied to increasing stockholder value. As a result, NEO compensation is heavily weighted towards providing equity awards that incentivize long-term stock price appreciation. In connection with our IPO, our NEOs were provided equity awards subject to both a service-based vesting condition (the “Service Condition”) and a performance-based vesting condition (the “Performance Condition”) (the “Performance RSUs”) to promote long-term stockholder value creation. Additionally, our STI plan focuses on annual strategic metrics to grow sales, improve profitability, and utilize cash flow effectively.
Our NEOs for fiscal year 2021 were unchanged from fiscal year 2020:
Name	Age	Title
Sumit Singh	42	Chief Executive Officer
Mario Marte	46	Chief Financial Officer
Satish Mehta	57	Chief Technology Officer
Susan Helfrick	55	General Counsel & Secretary
For biographies of our NEOs, please refer to the Information About Our Executive Officers section in our Annual Report on Form 10-K for the fiscal year ended January 30, 2022.
Oversight of Executive Compensation
Our Compensation Committee is responsible for oversight of our executive compensation policies, plans, and programs, which are regularly reviewed and discussed with management to ensure alignment with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for talent.
Role of Compensation Committee
Our Compensation Committee is primarily responsible for establishing executive compensation. It does so with the goals of motivating NEOs to achieve our business objectives and enhance long-term stockholder value by aligning the interests of our NEOs with those of our stockholders, while rewarding our NEOs for their contributions. Our Compensation Committee considers the interests of stockholders and overall Company performance in establishing standard compensation parameters. Our Compensation Committee and management team reference national surveys and publicly available executive officer data from e-commerce, retail, and technology organizations as an input for compensation decisions.
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Role of Management
Management assists our Compensation Committee in establishing NEO compensation by providing information on Company and individual performance, market data, and business needs and objectives. Our Compensation Committee also considers our Chief Executive Officer’s recommendations regarding adjustments to NEO compensation components (other than with respect to his own compensation, for which he recuses himself from all discussions and recommendations).
Say-on-Pay
In the advisory vote held at our 2021 Annual Meeting, stockholders voted overwhelmingly in favor of our 2020 executive compensation programs for our NEOs. The Compensation Committee considered the voting results with respect to our executive compensation policies and programs. The Compensation Committee will continue to review stockholder votes and feedback on our executive compensation programs to ensure alignment with stockholder interests.
Elements of NEO Compensation
Our executive compensation program is comprised of the following key components:
Component	Objective	Key Features
Base Salary	Recognizes market factors, as well as individual experience, performance, and level of responsibility.	Fixed compensation designed to attract and retain talent.
Annual Short-Term Incentive	Motivates and establishes a strong link between pay and performance.	Variable at-risk compensation directly tied to the achievement of financial and strategic annual goals. STI thresholds, targets, and maximums are set as a percentage of base salary.
Long-Term Equity Incentives	Aligns compensation with creating long-term stockholder value and retains talent through multiyear vesting.	Variable at-risk compensation in the form of RSUs that vest upon satisfaction of Service Conditions and Performance RSUs that vest upon satisfaction of Service Conditions and Performance Conditions.
Since a significant portion of our executive compensation is variable, at risk, and tied directly to measurable performance objectives, we believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining individuals while directly aligning their interests with those of our stockholders. The connection between pay and performance is evidenced by our strong financial performance during fiscal year 2021. Highlights of our fiscal year 2021 financial performance include:
•	Net sales of $8.89 billion improved 24 percent year over year
•	Gross margin of 26.7 percent expanded 120 basis points year over year
•	Net loss of $73.8 million, including share-based compensation expense of $85.3 million
•	Net margin of (0.8) percent expanded 50 basis points year over year
•	Adjusted EBITDA(1) of $78.6 million, a decline of $6.6 million year over year
•	Adjusted EBITDA margin(1) of 0.9 percent declined 30 basis points year over year
(1)
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. For a reconciliation of non-GAAP to GAAP financial measures refer to Reconciliation of Non-GAAP Financial Measures in the Appendix A.

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Base Salary
Base salary is a standard element of compensation designed to attract and retain talent and provide executives with cash income predictability. Our Compensation Committee reviews and determines base salary adjustments as part of its annual NEO compensation review. Factors that affect the amount of base salary include experience, market data, role and responsibilities, recruitment and retention considerations, and individual performance. None of our NEOs received an increase in base salary during fiscal year 2021. The following table sets forth NEO base salaries for fiscal year 2021:
Named Executive Officer	FY 2021 Base Salary
Sumit Singh	$1,200,000
Mario Marte	$595,000
Satish Mehta	$475,000
Susan Helfrick	$450,000
Annual Short-Term Incentive
In fiscal year 2021, we continued our annual STI plan for our NEOs that is intended to establish a strong link between pay and performance by rewarding the achievement of annual financial and strategic objectives. 100% of the STI payment was based on the achievement of pre-established Company-level performance metrics with no individual performance component. The performance metrics included goals related to net sales, adjusted EBITDA margin, and free cash flow. These performance metrics were selected because they provide a balance of both top-line and bottom-line financial goals while also incenting responsible cash utilization. Our NEOs participate in the STI plan at a target payout of 100% of annual base salary, with a threshold payout of 50% and maximum payout of 150% of target. The target payout for each NEO for fiscal year 2021 was the same as the target payout for fiscal year 2020. No STI payment is made if achievement of all performance goals is less than the threshold. The following table shows weighting, achievement level, weighted achievement with respect to each metric, and the total weighted achievement for the fiscal year 2021 STI plan:
Metric	Weighting	Achievement (% of Target)	Weighted Achievement
Net Sales Growth %	50%	98%	49%
Adjusted EBITDA Margin(1)	40%	65%	26%
Free Cash Flow	10%	—%	—%
Total	100%		75%
(1)	For this purpose, the calculation of adjusted EBITDA margin excludes $82 million in elevated wages, recruiting, and additional reserves.
Based on a total weighted achievement of 75% of target, our NEO’s received the following STI payments for fiscal year 2021:
NEO	Eligible Earnings(1)	Target % of Eligible Earnings	Award at Target	Achievement	Payout
Sumit Singh	$1,200,000	100%	$1,200,000	75%	$900,000
Mario Marte	$595,000	100%	$595,000	75%	$446,250
Satish Mehta	$475,000	100%	$475,000	75%	$356,250
Susan Helfrick	$450,000	100%	$450,000	75%	$337,500
(1)
Eligible Earnings means the portion of the NEO’s base salary earned while in a STI eligible position and excludes any one-off bonus or other types of compensation. For fiscal year 2021, Eligible Earnings for each of our NEOs equaled their respective base salary.

STI payments for fiscal year 2021 were determined and paid to the NEOs during fiscal year 2022 and are included in the Non-Equity Incentive Plan Compensation column of the 2021 Summary Compensation Table.
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Long-Term Equity Incentives
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. As such, the majority of our NEO total compensation opportunity is stock-based compensation designed to create a strong link between pay and performance. The realized value of these equity awards over time has a direct relationship to our stock price and establishes an incentive for our NEOs to create sustainable, long-term value for our stockholders, while retaining our NEOs in a highly competitive market.
In connection with the consummation of our IPO, our NEOs received equity awards including Performance RSUs subject to the Service Condition and the Performance Condition. The Service Condition was satisfied with respect to 25% of the Performance RSUs on the first anniversary of our IPO and is satisfied on a continuing basis with respect to an additional 12.5% of the Performance RSUs on each six-month anniversary thereafter, subject to the NEO’s continued employment with the Company through the applicable vesting date. The Performance Condition has been satisfied in full based on the achievement of share price hurdles set at the time of grant. Upon satisfaction of the Service Condition, the portion of the NEO’s Performance RSUs that will become vested is equal to the portion of the Performance RSUs with respect to which the Service Condition is then satisfied. Upon a “change in control” (as defined in our 2019 Omnibus Incentive Plan), the Service Condition will be deemed satisfied.
In April 2021, Mr. Singh, Mr. Marte and Mr. Mehta were granted 125,000, 30,000, and 20,000 RSUs, respectively, in connection with one-time performance awards to select leaders to reward their impact during fiscal year 2020 and to drive future retention (“Impact RSUs”). 50% of the Impact RSUs granted to our NEOs vested on March 1, 2022 and the remaining 50% will vest on March 1, 2023, subject to the NEO’s continued employment with the Company through the applicable vesting date.
Our NEOs are eligible to receive additional equity awards at the discretion of our Compensation Committee, but may or may not receive equity awards on an annual basis and, consequently, their compensation, as reported in the 2021 Summary Compensation Table below, may fluctuate materially from year to year depending on whether a grant was made in a particular year. Equity awards are subject to the provisions of any claw-back policy implemented by the Company and/or in the applicable equity award agreement.
Additional NEO Compensation
401(k) Plan
We have a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may defer receipt of portions of their eligible salaries, subject to certain limitations imposed by the Internal Revenue Code (the “Code”), by making contributions to the 401(k) plan. This plan provides for matching contributions made by us equal to 50% of the first 6% of an employee’s covered compensation. The employee becomes vested in our matching contribution ratably over a four-year period.
Employee Benefits and Perquisites
Our NEOs are eligible to receive the same employee benefits that are generally available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. This includes medical, dental, and vision benefits, flexible spending accounts, short-term and long-term disability insurance, life insurance, and accidental death and dismemberment insurance. Our employee benefits programs are designed to be affordable and competitive in the market in which we compete for talent.
In addition, we have provided certain perquisites and other personal benefits in limited circumstances where we believe it is appropriate to assist a NEO in the performance of their duties, to make our NEOs more efficient and effective, for security purposes, and for recruitment, motivation, and retention purposes. During fiscal year 2021, none of our NEOs received material perquisites or other personal
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benefits that are not generally made available to all of our employees, with the exception of security services, which included home security installation and fixtures, two automobiles, and a security employee, periodically provided to our Chief Executive Officer, which we have deemed to be necessary and appropriate.
Nonqualified Deferred Compensation
Our NEOs did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during fiscal year 2021.
Pension Benefits
Our NEOs did not participate in, or earn any benefits under, any defined benefit pension or retirement plan sponsored by us during fiscal year 2021 (other than the 401(k) plan as described above and in the 2021 Summary Compensation Table below).
Severance Benefits
Mr. Singh’s, Mr. Marte’s, and Ms. Helfrick’s respective employment agreements provide for certain severance benefits upon qualifying terminations. The compensation that Mr. Singh, Mr. Marte, or Ms. Helfrick could receive upon a qualifying termination or a change of control is described and quantified in the Potential Payments Upon Termination or Change in Control section below. As of the end of fiscal year 2021, Mr. Mehta did not have an employment agreement. Other than as described above, our NEOs are not entitled to severance payments or benefits upon a termination of employment.
Other Compensation Policies and Practices
Stock Ownership Guidelines
Our Compensation Committee approved the Stock Ownership Guidelines in December 2021, which require our executive officers (including our NEOs) and independent directors to hold an aggregate value of qualifying Company equity for so long as the individual serves as an executive officer or independent director and for ninety (90) days following termination of service. Qualifying Company equity includes our Class A common stock, deferred stock units, unvested restricted stock or RSUs, vested shares in our 401(k) plan, and common stock beneficially owned in a family trust or by a spouse or minor children. Our stock ownership requirements are:
•	CEO - six (6) times annual base salary
•	CFO - three (3) times annual base salary
•	Other C-suite Level Executives - three (3) times annual base salary
•	Independent Director - five (5) times annual equity retainer
Our executive officers (including our NEOs) and independent directors are required to achieve the stock ownership requirements within five (5) years after becoming subject to the Stock Ownership Guidelines. If an executive officer or independent director becomes subject to a greater stock ownership requirement, such as due to a promotion or an increase in base salary or annual retainer, the executive officer or independent director is expected to meet the higher stock ownership requirement within three (3) years. Until the stock ownership requirement is satisfied, an executive officer or director is required to retain a minimum of fifty percent (50%) of the net shares received as the result of exercise, vesting, or payment of any equity awards granted by the Company. All NEOs and independent directors have been subject to the Stock Ownership Guidelines for less than five (5) years and are in the transition period for compliance with the Stock Ownership Guidelines.
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Hedging and Pledging Activities
Under our Insider Trading Policy, our employees, including our NEOs and members of our Board, are prohibited from short-term trading, short sales, derivative transactions, hedging transactions, trading on margin account or pledging, and standing and limit orders, except for very limited duration (i.e., 2-3 days).
Tax Implications of Executive Compensation
Section 162(m) of the Code places a limit of $1 million on the amount of compensation per year that a public company may deduct for federal income tax purposes with respect to certain executive officers. While the Tax Cuts and Jobs Act of 2017 reduces the amount of compensation companies may deduct under Section 162(m), our pay-for-performance philosophy remains central to our compensation program, even though some compensation could be non-deductible compensation expenses.
Accounting for Stock-Based Compensation
We follow ASC 718 for our stock-based compensation awards. ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and independent members of our Board, including RSU awards, based on the grant date “fair value.” This calculation is performed for accounting purposes and reported in the executive compensation tables required by federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Related Risks
Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage our NEOs to take inappropriate risk. Our Compensation Committee believes that the mix and design of the elements of executive compensation, individually or in their entirety, do not encourage NEOs to take inappropriate risks. The mix of fixed and variable compensation prevents undue focus on short-term results and is intended to align the long-term interests of our NEOs with those of our stockholders.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on that review and discussion, we recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into Chewy’s Annual Report on Form 10-K for the fiscal year ended January 30, 2022.
THE COMPENSATION COMMITTEE
Raymond Svider, Chair
Fahim Ahmed
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Compensation Tables
2021 Summary Compensation Table
The following table sets forth information with respect to the compensation of our NEOs for the fiscal years indicated:
Name and Principal Position		Salary ($)(1)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Sumit Singh Chief Executive Officer	FY21	1,200,000	—	900,000	10,106,250	244,088	12,450,338
	FY20	1,200,000	—	1,800,000	—	27,525	3,027,525
	FY19	1,200,000	—	1,328,676	147,285,377	37,836	149,851,889
Mario Marte Chief Financial Officer	FY21	595,000	—	446,250	2,425,500	7,461	3,474,211
	FY20	595,000	—	892,500	—	7,462	1,494,962
	FY19	591,346	—	654,756	58,792,260	5,927	60,044,289
Satish Mehta Chief Technology Officer	FY21	475,000	—	356,250	1,617,000	8,700	2,456,950
	FY20	475,000	—	712,500	—	8,550	1,196,050
	FY19	472,116	—	522,741	44,094,186	5,881	45,094,924
Susan Helfrick General Counsel & Secretary	FY21	450,000	—	337,500	—	8,585	796,085
	FY20	450,000	—	675,000	—	6,635	1,131,635
	FY19	447,116	—	495,060	29,396,149	5,881	30,344,206
(1)	These amounts reflect the actual salary earned by each NEO during fiscal years 2019, 2020, and 2021.
(2)
For fiscal year 2021, these amounts reflect payouts for performance under our 2021 STI plan. For additional information regarding these amounts refer to Annual Short-Term Incentive in the Elements of NEO Compensation section above.

(3)
These amounts reflect the aggregate grant date fair value of the RSUs, as computed in accordance with ASC 718. For a discussion of the assumptions used in the calculation of the grant date fair value, refer to Part II, Item 8 “Financial Statements and Supplementary Data–Note 8 – Share-Based Compensation” of our Annual Report on Form 10-K for the fiscal year ended January 30, 2022.

(4)
For Mr. Marte, Mr. Mehta, and Ms. Helfrick, the amounts disclosed in the “All Other Compensation Column” for fiscal year 2021 reflect Company matching contributions made to their accounts under the Company’s 401(k) retirement savings plan. For Mr. Singh, the amounts disclosed for fiscal year 2021 reflect $4,546 of Company matching contributions made to his account under the Company’s 401(k) retirement savings plan, $237,472 for the value of security services, which included home security installation and fixtures, two automobiles, and a security employee, and approximately $2,295 for Company-provided meals.

2021 Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during fiscal year 2021.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards; Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Sumit Singh		600,000	1,200,000	1,800,000	—	—
	4/5/2021	—	—	—	125,000	10,106,250
Mario Marte		297,500	595,000	892,500	—	—
	4/5/2021	—	—	—	30,000	2,425,500
Satish Mehta		237,500	475,000	712,500	—	—
	4/5/2021	—	—	—	20,000	1,617,000
Susan Helfrick		225,000	450,000	675,000	—	—
(1)
These amounts reflect the threshold, target, and maximum payouts under our 2021 STI plan. For amounts actually earned by each NEO pursuant to our STI plan for fiscal year 2021, refer to the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above. For additional information regarding these amounts, refer to Annual Short-Term Incentive in the Elements of NEO Compensation section above.

(2)
Represents Impact RSUs granted in connection with one-time performance awards. Fifty percent (50%) of the Impact RSUs vested on March 1, 2022, and the remaining fifty percent (50%) will vest on March 1, 2023, subject to the NEO's continued employment with the Company through the applicable vesting date.

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(3)
These amounts reflect the aggregate grant date fair value of the Impact RSUs, as computed in accordance with ASC 718. For a discussion of the assumptions used in the calculation of the grant date fair value, refer to Part II, Item 8 “Financial Statements and Supplementary Data–Note 8 – Share-Based Compensation” of our Annual Report on Form 10-K for the fiscal year ended January 30, 2022.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards as of January 30, 2022:
	Equity Incentive Plan Awards
Name	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Sumit Singh	1,245,251	54,728,783
Mario Marte	567,720	24,951,295
Satish Mehta	423,290	18,603,596
Susan Helfrick	268,860	11,816,397
(1)	These amounts reflect Performance RSUs and Impact RSUs as described in the Long-Term Equity Incentives in the Elements of NEO Compensation section above.
(2)	These amounts reflect the closing price of our Class A common stock on the NYSE on January 28, 2022 (the last trading day of fiscal year 2021), which was $43.95.
2021 Option Exercises and Stock Vested
The following table sets forth certain information with respect to shares acquired by our NEOs upon the vesting of stock awards in fiscal year 2021:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Sumit Singh	746,832	47,237,123
Mario Marte	358,480	22,673,859
Satish Mehta	268,860	17,005,394
Susan Helfrick	179,240	11,336,930
(1)	These amounts reflect Performance RSUs as described in the Long-Term Equity Incentives in the Elements of NEO Compensation section above.
(2)
The value realized upon vesting has been calculated by multiplying the gross number of shares acquired on vesting by the closing price of our Class A common stock on the NYSE on the vesting date. Therefore, the amounts shown in this column do not represent the actual amounts paid to or realized by the NEO during fiscal year 2021.

Equity Compensation Plan Information
The following table provides information as of January 30, 2022, with respect to the shares of our Class A common stock that may be issued under our 2019 Omnibus Incentive Plan (the “2019 Plan”):
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	25,451,498(1)	N/A(2)	6,413,367
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A
Total	25,451,498	—	6,413,367
(1)	This amount reflects PRSUs and RSUs issued under the 2019 Plan.
(2)	As of fiscal year ended January 30, 2022, no options or other exercisable awards were outstanding under the 2019 Plan.
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Employment Agreements and Potential Payments Upon Termination
or Change in Control
Mr. Singh, Mr. Marte, and Ms. Helfrick are each eligible for severance payments and benefits described in this section pursuant to their respective employment agreements. Mr. Singh entered into his employment agreement in May 2018, which was amended and restated in June 2019. Mr. Marte and Ms. Helfrick entered into their respective employment agreements in June 2019. As of the end of fiscal year 2021, Mr. Mehta did not have an employment agreement. All severance payments are contingent upon the executive’s timely execution and non-revocation of a general release of claims.
Involuntary Termination of Employment Not Involving a Change in Control
In the event the executive’s employment is terminated by us without “Cause” (as defined in the respective employment agreement) or, in the case of Mr. Singh, by him for “Good Reason” (as defined in his employment agreement) (each, a “qualifying termination”) not within three (3) months before or twelve (12) months following a “Change in Control” (as defined in the respective employment agreement), the executive is entitled to the following:
•
all accrued but unpaid base salary through the date of termination, including any unpaid or unreimbursed expenses, accrued vacation that the executive has not taken, and any benefits provided under the Company’s employee benefit plans upon a termination of employment;

•	Twelve (12) months of base salary payable in equal monthly installments over the twelve (12) month period following termination;
•
an annual bonus earned for any fiscal year completed prior to the date of termination that remains unpaid as of the date of termination, payable at the same time annual bonuses are paid to executives generally for the relevant year;

•	a pro-rated annual bonus for the year of termination based on actual performance, payable at the same time annual bonuses are paid to executives generally for the relevant year;
•	an amount equal to eighteen (18) months of premiums for continuation coverage under our group health plans payable in a lump sum payment within thirty (30) days of termination;
•	in the case of Mr. Singh, 100% of the Target Bonus (as defined in Mr. Singh’s employment agreement), payable in equal monthly installments over the twelve (12) month period following termination; and
•	in the case of Mr. Singh, nine (9) months of service credit with respect to any time- or service-based equity incentive awards (or if greater, service credit for 40% of the awards).
Involuntary Termination of Employment Involving a Change in Control
In the event Mr. Singh experiences a qualifying termination within three (3) months before or twelve (12) months following a “Change in Control,” Mr. Singh is entitled to the following:
•
all accrued but unpaid base salary through the date of termination, including any unpaid or unreimbursed expenses, accrued vacation that the executive has not taken, and any benefits provided under the Company’s employee benefit plans upon a termination of employment;

•
Twenty-four (24) months of base salary and 200% of the Target Bonus (as defined in Mr. Singh’s employment agreement), both generally payable in a lump sum within thirty (30) days following termination;

•
an annual bonus earned for any fiscal year completed prior to the date of termination that remains unpaid as of the date of termination, payable at the same time annual bonuses are paid to executives generally for the relevant year;

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•	a pro-rated annual bonus for the year of termination based on actual performance, payable at the same time annual bonuses are paid to executives generally for the relevant year;
•	an amount equal to twenty-four (24) months of premiums for continuation coverage under our group health plans payable in a lump sum within thirty (30) days of termination; and
•	nine (9) months of service credit with respect to any time- or service-based equity incentive awards (or if greater, service credit for 40% of the awards).
In the event Mr. Marte or Ms. Helfrick experiences a qualifying termination within three (3) months before or twelve (12) months following a “Change in Control,” the executive is entitled to the following:
•
all accrued but unpaid base salary through the date of termination, including any unpaid or unreimbursed expenses, accrued vacation that the executive has not taken, and any benefits provided under the Company’s employee benefit plans upon a termination of employment;

•
Eighteen (18) months of base salary and 100% of the Target Bonus (as defined in their respective employment agreements), both generally payable in a lump sum within thirty (30) days following termination;

•	an amount equal to eighteen (18) months of premiums for continuation coverage under our group health plans payable in a lump sum payment within thirty (30) days of termination; and
•	any earned, but unpaid, annual bonus for the year preceding termination.
Death or Disability and Restrictive Covenants
In the event Mr. Singh’s employment is terminated due to his death or “Disability” (as defined in his employment agreement), Mr. Singh is entitled to twelve (12) months of service credit with respect to any time- or service-based equity incentive awards (or if greater, service credit for 40% of the awards), in addition to all accrued but unpaid base salary through the date of termination, including any unpaid or unreimbursed expenses, accrued vacation that he has not taken, and any benefits provided under the Company’s employee benefit plans upon a termination of employment.
Mr. Singh’s, Mr. Marte’s, and Ms. Helfrick’s employment agreements also subject each of them to the following restrictive covenants: (i) during the “Restricted Period” (as defined in the respective employment agreement), a non-competition covenant, customer non-solicitation covenant, and an employee non-solicitation covenant and (ii) perpetual confidentiality and mutual non-disparagement covenants.
Each employment agreement includes a Code Section 280G “best-net cutback” provision that provides in the event any payment or benefit provided under the employment agreement or any other arrangement with our Company or its affiliates constitutes “parachute payments” within the meaning of Section 280G of the Code, then such payments and/or benefits will either be (i) provided to the executive in full or (ii) be reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Code, whichever results in the executive receiving a greater amount on an after-tax basis.
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Potential Payments Upon Termination or Change in Control Table
The following table discloses estimates of the potential payments and benefits, other than those available generally on a nondiscriminatory basis to all salaried employees, provided upon a Change in Control or termination of employment for each of the NEOs, calculated as if the Change in Control and/or termination of employment occurred on January 30, 2022.
Name	Involuntary Termination (not for Cause; Good Reason for Mr. Singh) w/ no CIC ($)(1)	CIC no Termination ($)(2)	Involuntary Termination (not for Cause) in Connection w/ a CIC ($)(3)	Death or Disability ($)(4)
Sumit Singh
Cash Payments	2,410,713	—	4,814,284	—
Accelerated Equity Vesting	21,891,513	54,728,781	54,728,781	35,570,229
Total	24,302,226	54,728,781	59,543,065	35,570,229
Mario Marte
Cash Payments	624,040	—	1,516,540	—
Accelerated Equity Vesting	—	24,951,294	24,951,294	—
Total	624,040	24,951,294	26,467,834	—
Satish Mehta
Cash Payments	—	—	—	—
Accelerated Equity Vesting	—	18,603,596	18,603,596	—
Total	—	18,603,596	18,603,596	—
Susan Helfrick
Cash Payments	458,889	—	1,133,889	—
Accelerated Equity Vesting	—	11,816,397	11,816,397	—
Total	458,889	11,816,397	12,950,286	—
All equity amounts in the above table reflect full Performance Condition vesting and a closing stock price of $43.95 as of January 28, 2022 (the last trading day of fiscal year 2021).
(1)
For Mr. Singh, this amount includes (a) cash payments and (b) partial accelerated vesting of the Service Condition for Performance RSUs, both as outlined in Involuntary Termination of Employment Not Involving a Change in Control in the Employment Agreements and Potential Payments Upon Termination or Change in Control section above. For Mr. Marte and Ms. Helfrick, these amounts include cash payments as outlined in Involuntary Termination of Employment Not Involving a Change in Control in the Employment Agreements and Potential Payments Upon Termination or Change in Control section above.

(2)
These amounts reflect accelerated vesting of the Service Condition upon a Change in Control for Mr. Singh, Mr. Marte, Mr. Mehta, and Ms. Helfrick’s respective Performance RSUs as described in Long-Term Equity Incentives in the Elements of NEO Compensation section above. These amounts are single-trigger.

(3)
For Mr. Singh, this amount includes (a) double-trigger cash payments for termination of employment without cause or for good reason within three (3) months before or twelve (12) months following a “Change in Control,” as described in Involuntary Termination of Employment Not Involving a Change in Control in the Employment Agreements and Potential Payments Upon Termination or Change in Control section above, and (b) single-trigger accelerated vesting of the Service Condition upon a Change in Control for Performance RSUs as described in Long-Term Equity Incentives in the Elements of NEO Compensation section above. For Mr. Marte and Ms. Helfrick, these amounts include (a) double-trigger cash payments for termination of employment without cause within three (3) months before or twelve (12) months following a “Change in Control,” as described in Involuntary Termination of Employment Involving a Change in Control in the Employment Agreements and Potential Payments Upon Termination or Change in Control section above, and (b) single-trigger accelerated vesting of the Service Condition upon a Change in Control for Performance RSUs as described in Long-Term Equity Incentives in the Elements of NEO Compensation section above. For Mr. Mehta, this amount includes single-trigger accelerated vesting of the Service Condition upon a Change in Control for Performance RSUs as described in Long-Term Equity Incentives in the Elements of NEO Compensation section above.

(4)
These amounts reflect partial accelerated vesting of the Service Condition for Mr. Singh’s Performance RSUs as described in Death or Disability and Restrictive Covenants in the Employment Agreements and Potential Payments Upon Termination or Change in Control section above.

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CEO Pay Ratio
The Company is providing the information below to comply with Item 402(u) of Regulation S-K.
Ratio
For fiscal year 2021, the annual total compensation of the employee identified as the median Chewy employee (excluding the CEO) (the “Median Employee”) was $36,817, and the annual total compensation of the CEO was $12,450,338. Based on this information, for fiscal year 2021 the ratio of the annual total compensation of the CEO to the Median Employee was 338:1.
Methodology
The following information was used to identify the Median Employee:
•	As of December 31, 2021, there were 21,410 Chewy employees, all in the United States.
•
To determine the Median Employee, Chewy used W-2 earnings (base pay, cash bonuses, overtime, etc., as applicable) reflected in payroll records for the calendar year ended December 31, 2021, as its measure of compensation. In making this determination, Chewy annualized the base pay or monthly wages and annual bonus amounts paid in respect of calendar year 2021 for those full-time and part-time employees who did not work for the entire calendar year.

•
The Median Employee’s annual total compensation was calculated based on the rules for determining the annual total compensation of our NEOs, which includes base salary, bonus, non-equity incentive plan compensation, and other elements of pay, such as 401(k) employer match, stock awards, or overtime, as applicable. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The Median Employee was a Customer Service Email Team Agent.
Evaluating the CEO Pay Ratio Disclosure
Like other organizations with sizable distribution and customer service workforces, as well as the flexibility allowed by the SEC in calculating this ratio, Chewy’s ratio may not be comparable to ratios of other companies.
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PROPOSAL 3: Advisory Vote on Named Executive Officer Compensation
As required by Section 14A of the Exchange Act, we are providing stockholders with the opportunity to approve, on an advisory basis, the compensation of our NEOs as described in Compensation Discussion and Analysis and the Compensation Tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our executive compensation philosophy and practices, as discussed in this proxy statement. As discussed in those disclosures, our compensation programs are designed to align total executive compensation with Company performance while enabling us to attract, retain, and motivate executives who can achieve sustained long-term growth and strong financial performance for our stockholders. Our Compensation Committee continually reviews the compensation program for our NEOs to ensure it achieves the desired goals of aligning our executive compensation structure with our stockholder interests.
Although the vote is nonbinding, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for NEOs. The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of our NEOs each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2023 Annual Meeting.
The approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon (meaning that, of the shares represented at the meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved). You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and, thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
FOR ✔
OUR BOARD, UPON RECOMMENDATION OF OUR COMPENSATION COMMITTEE,
RECOMMENDS THAT STOCKHOLDERS VOTE “FOR,” ON AN ADVISORY BASIS,
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DESCRIBED IN THIS PROXY STATEMENT.

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CHEWY, INC. 2022 OMNIBUS INCENTIVE PLAN
PROPOSAL 4: Chewy, Inc. 2022 Omnibus Incentive Plan
The use of equity-based awards under the 2019 Plan has been a key component of our compensation program since its adoption. The ability to grant equity-based compensation awards is critical to attract, retain and motivate our officers, key employees, consultants and directors and to continue to align the interests of participants to those of the Company’s stockholders.
The Board has determined that approval of the 2022 Plan is necessary to allow us to continue to make our customary annual long-term incentive awards and other equity awards going forward. Accordingly, the Board adopted the 2022 Plan, to be effective upon stockholder approval, in order to increase the number of shares of our common stock available for future grants, as described below. At the Annual Meeting, our stockholders will be asked to approve the 2022 Plan. If approved by our stockholders, up to 41,200,000 shares of our Class A common stock, par value $0.01 per share, (the “Shares”) will be available for awards under the 2022 Plan (subject to the share recycling and adjustment provisions of the 2022 Plan described below). This number includes 40,000,000 Shares newly reserved for issuance under the 2022 Plan, plus an additional number of Shares remaining available for new awards under the 2019 Plan as of the effective date of the 2022 Plan (after counting for outstanding performance-based awards at the maximum payout level), not to exceed 1,200,000 Shares. If the proposed 2022 Plan is not approved by our stockholders, then the 2019 Plan will remain in full force and effect. Whether the 2022 Plan is approved by our stockholders or not, each award granted under the 2019 Plan will continue to be subject to the terms and provisions applicable to such award under the applicable award agreement and the 2019 Plan.
Background and Purpose for Adopting the 2022 Plan
The 2019 Plan authorizes awards to be granted covering up to 31,864,865 Shares, subject to adjustment in accordance with the terms of the 2019 Plan upon certain changes in capitalization and similar events. As of May 23, 2022, there were 1,093,530 Shares remaining available for new awards under the 2019 Plan (after counting outstanding performance-based awards at the maximum payout level).
If the 2022 Plan is approved by our stockholders, up to 41,200,000 Shares will be authorized for issuance thereunder, subject to the share recycling and adjustment provisions of the 2022 Plan. This number includes 40,000,000 Shares newly reserved for issuance under the 2022 Plan, plus an additional number of Shares remaining available for new awards under the 2019 Plan as of the effective date of the 2022 Plan (after counting for outstanding performance-based awards at the maximum payout level), not to exceed 1,200,000 Shares. In the event that our stockholders do not approve the 2022 Plan at the Annual Meeting, awards may continue to be granted under the 2019 Plan.
For additional information regarding equity-based awards previously granted by us under the 2019 Plan, please see Note 8 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended January 30, 2022. As of May 23, 2022, there were 1,093,530 Shares outstanding under the 2019 Plan. The closing price per Share on the New York Stock Exchange on May 23, 2022 was $24.90.
The proposed 2022 Plan is included as Appendix B hereto. If the 2022 Plan is approved by stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the Shares available for issuance under the 2022 Plan.
Summary of the 2022 Plan
A summary of the material terms of the 2022 Plan is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2022 Plan and is qualified in its entirety by reference to the 2022 Plan included as Appendix B hereto, which is incorporated by reference into this Proposal No. 4. The purpose of the 2022 Plan is to promote our interests and those of our stockholders by providing participants with cash and equity-based incentive awards to encourage them to deliver outcomes and/or continue in the service of the Company. The 2022 Plan provides for
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potential grants of: (i) options, including incentive stock options and non-qualified stock options, (ii) RSUs, (iii) other share-based awards, including share appreciation rights, phantom stock, restricted shares, performance shares, deferred share units, and share-denominated performance units, (iv) cash awards, (v) substitute awards, and (vi) dividend equivalents (together, the “Awards”).
Key features of the 2022 Plan include:
•	No new Awards will be granted under the 2019 Plan following the Annual Meeting if the 2022 Plan is approved by our stockholders;
•	No automatic Award grants are promised to any eligible individual;
•
Certain Shares subject to Awards under the 2022 Plan that are not delivered will again be available for issuance pursuant to new Awards under the 2022 Plan; however, if Shares are withheld to pay the exercise price of an option or base price of a share appreciation right or to satisfy any tax withholding requirement in connection with an option or share appreciation right, both the Shares issued (if any) and the Shares withheld will be deemed delivered;

•	Awards assumed by a successor in connection with a change in control will not vest solely as a result of the change in control (unless specifically provided otherwise in an Award agreement);
•	No gross-ups under Section 280G of the Code;
•	No evergreen for the share reserve;
•	A ten-year term;
•
No (i) repricing of any option or share appreciation right, (ii) purchase of underwater options or share appreciation rights from a participant for value in excess of zero, in each case without the approval of the stockholders of Chewy or (iii) granting of any new option, share appreciation right, or other Award in substitution for, or upon the cancellation of, any previously granted option or share appreciation right that has the effect of reducing the exercise price thereof;

•	Awards are subject to potential recoupment pursuant to any recoupment policy adopted by the Company;
•	Awards are generally nontransferable; and
•
Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested

Securities Offered
Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the 2022 Plan, a total of 40,000,000 Shares have been initially reserved for issuance pursuant to awards under the 2022 Plan, plus an additional amount, not to exceed 1,200,000 Shares, remaining available for new awards under the 2019 Plan as of the effective date of the 2022 Plan (after counting for outstanding performance-based awards at the maximum payout level). Out of such aggregate, the maximum number of Shares that may be covered by options that are designated as “incentive stock options” within the meaning of Section 422 of the Code may not exceed 41,200,000 Shares. If Shares are withheld to pay the exercise price of an option or base price of a share appreciation right or to satisfy any tax withholding requirement in connection with an option or share appreciation right, both the Shares issued (if any) and the Shares withheld will be deemed delivered for purposes of determining the number of Shares that are available for delivery under the 2022 Plan. Any Shares subject to an Award under the 2022 Plan or the 2019 Plan that expires or is canceled, forfeited, or terminated without issuance of the full number of Shares to which the Award related will again be available for issuance under 2022 Plan. Shares subject to an Award under the 2022 Plan or the 2019 Plan will again be made
44

available for issuance or delivery under the 2022 Plan if such Shares are Shares covered by Awards of RSUs or other share-based Awards (other than options and share appreciation rights) that were withheld by the Company to satisfy any tax withholding obligation.
Administration
The 2022 Plan will be administered by a committee of the Board consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” to the extent required by the NYSE or any security exchange on which the Shares are listed (the “Committee”). The Committee will have full discretionary authority to administer the 2022 Plan, including discretionary authority to interpret and construe any and all provisions of the 2022 Plan and any Award agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the 2022 Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee will be final, binding and conclusive on all parties. The Committee may exercise all discretion granted to it under the 2022 Plan in a non-uniform manner among participants. Additionally, the Committee may delegate the administration of the 2022 Plan to one or more officers or employees of the Company, though, in no case will any such administrator be authorized (i) to take any action inconsistent with Section 409A of the Code with respect to any Award subject to such provision or (ii) to take any action inconsistent with applicable law.
Eligibility
Employees, consultants and non-employee directors of our Company and its affiliates are eligible to receive awards under the 2022 Plan. Eligible individuals to whom an Award is granted under the 2022 Plan are referred to as “Participants.” As of May 23, 2022, the Company and its affiliates have approximately three thousand seven hundred (3,700) employees, zero (0) consultants, and eleven (11) non-employee directors eligible to participate in the 2022 Plan.
Non-Employee Director Compensation Limits
The sum of the grant date fair value of the Awards and the amount of any cash-based payments that may be granted to a Participant of the 2022 Plan who is eligible to participate in the 2022 Plan solely by virtue of service as a non-employee member of the Board during any calendar year may not exceed $1,000,000.
Types of Awards
Options. An option represents the right to purchase Shares at a fixed exercise price. We may grant options to eligible persons, except that incentive stock options may only be granted to individuals who are employees of the Company, in accordance with Section 422 of the Code. The exercise price of each option granted under the 2022 Plan will be stated in the option agreement and may vary; however, the exercise price per Share covered by any option will be not less than 100% of the fair market value of a Share on the date on which such option is granted, it being understood that the exercise price of an option that is a substitute award may be less than the fair market value per Share on the date such substitute award is assumed, provided that such substitution complies with applicable laws and regulations. The aggregate fair market value of Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the 2022 Plan and any other stock option plan of Chewy or any of its “subsidiaries” (within the meaning of Section 424 of the Code) may not exceed $100,000. Options may be exercised as the Committee determines, but not later than ten years from the date of grant. The Committee determines the methods and form of payment for the exercise price of an option and the methods and forms in which our Shares will be delivered to a Participant.
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No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined “voting power” (within the meaning of Section 422 of the Code) of all classes of stock of Chewy or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110% of the fair market value of a Share at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.
RSUs. A RSU is an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions. The Committee may condition the grant or vesting of RSUs upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion. The Committee may determine that a grant of RSUs will provide a participant a right to receive dividend equivalents, which entitles the participant to receive the equivalent value (in cash or Shares) of dividends paid on Shares. Dividend equivalent rights will be credited to an account for the Participant, settled in cash or Shares, and subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which the dividend equivalent rights are granted and subject to other terms and conditions as set forth in the applicable Award agreement.
Other Share-Based Awards. Other share-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of our Shares. Other share-based awards may be subject to performance-based and/or service-based conditions, be in the form of share appreciation rights, phantom stock, restricted share awards, restricted share units, performance shares, deferred share units or share-denominated performance units (other than RSUs). The Committee may from time to time grant other share-based awards in such amounts and on such terms as it may determine, subject to the terms and conditions set forth in the 2022 Plan.
•
Share Appreciation Rights. A share appreciation right is the right to receive an amount equal to the excess of the fair market value of one Share on the date of exercise over the grant price of the share appreciation right. The Committee has the discretion to determine other terms and conditions of a share appreciation right award.

•
Restricted Shares Awards. A restricted share award is a grant of Shares subject to the restrictions on transferability and risk of forfeiture imposed by the Committee. Unless otherwise determined by the Committee and specified in the applicable Award agreement, the holder of a restricted share award has rights as a stockholder, including the right to vote the Shares subject to the restricted share award or to receive dividends on the Shares subject to the restricted share award during the restriction period. The Committee may determine on what terms and conditions the participant will be entitled to dividends payable on the shares of restricted shares; provided, however, that such dividends will be payable to the participant only, if, when and to the extent such underlying restricted shares vest.

Cash Awards. Cash awards are Awards payable in cash at such time or times and subject to the terms and conditions as determined by the Committee in its sole discretion. Cash awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion.
Substitute Awards. A substitute award is an Award that results from the assumption of, or are in substitution for, outstanding awards previously granted by a company or other entity acquired, directly or indirectly, by Chewy or one of its subsidiaries or with which Chewy or one of its subsidiaries combines.
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Certain Transactions
In the event of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of Shares, spin-off or similar corporate change or extraordinary cash dividend, the maximum aggregate number of Shares with respect to which the Committee may grant Awards, the number of Shares subject to Awards, the exercise price of any option or base price of any share appreciation right and the applicable performance targets or criteria will be equitably adjusted or substituted by the Committee to prevent enlargement or reduction in rights granted under the Award. In the event of any change in the number of Shares outstanding by reason of any other event or transaction, the Committee will, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of Shares with respect to which Awards may be granted and/or to the number of Shares subject to Awards.
Dividends and Dividend Equivalent Rights
Any dividends or dividend equivalent rights granted with respect to an Award will be payable to the Participant only if, when and to the extent such underlying Award vests. Dividends and dividend equivalent rights granted with respect to Awards that do not vest will be forfeited.
Recoupment
Notwithstanding anything in the 2022 Plan or in any Award agreement to the contrary, the Company will be entitled to the extent required by (i) applicable law, (ii) the requirements of an exchange on which the Company’s Shares are listed for trading or (iii) any policy adopted by the Company, in each case, as in effect from time to time to recoup compensation of whatever kind paid by the Company at any time to a Participant under the 2022 Plan.
Plan Amendment and Termination
The Board may at any time suspend or discontinue the 2022 Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment will not be effective without such approval. The preceding sentence will not restrict the Committee’s ability to exercise its discretionary authority under the 2022 Plan, which discretion may be exercised without amendment to the 2022 Plan. No grants of Awards may be made under the 2022 Plan after the tenth anniversary of the date upon which the 2022 Plan was approved by the Company’s stockholders.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2022 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. If an optionee is granted a non-qualified stock option under the 2022 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the Shares acquired on the date of exercise, less the exercise price paid for the Shares. The optionee’s basis in the Shares for purposes of determining gain or loss on a subsequent sale or disposition of such Shares generally will be the fair market value of our Shares on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
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Incentive Stock Options. A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Shares received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If Shares acquired upon exercise of an incentive stock option are held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfy the incentive stock option requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the Shares will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the Shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an incentive stock option or upon disposition of the Shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the Shares.
Other Awards. The current federal income tax consequences of other awards authorized under the 2022 Plan generally follow certain basic patterns: share appreciation rights are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the award recipient recognizes ordinary income.
Section 409A of the Code
Certain types of awards under the 2022 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2022 Plan and awards granted under the 2022 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2022 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE 2022 PLAN. AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.
New Plan Benefits
Grants of Awards under the 2022 Plan to Chewy’s executive officers, non-executive directors and other eligible participants are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the future benefits that will be received by these participants under the 2022 Plan.
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Consequences of Failing to Approve the Proposal
If the 2022 Plan is not approved by stockholders, the 2022 Plan will not become effective and no Awards will be granted under the 2022 Plan, and the 2019 Plan will continue in full force and effect in accordance with its terms. Once the share reserve under the 2019 Plan is exhausted, the Company may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that the Company and its affiliates can attract and retain qualified personnel.
Vote Required
Approval of Proposal No. 4 requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, of the shares represented at the Annual Meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
FOR ✔	OUR BOARD, UPON RECOMMENDATION OF OUR COMPENSATION COMMITTEE, RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHEWY, INC. 2022 OMNIBUS INCENTIVE PLAN.
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OTHER MATTERS
Materials Not Incorporated by Reference
The Audit Committee Report and Compensation Committee Report included in this proxy statement shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites does not form part of this document.
Annual Report on Form 10-K
We have filed our Annual Report on Form 10-K for the fiscal year ended January 30, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov and on our web site at https://investor.chewy.com. The Annual Report is not to be regarded as part of the proxy solicitation material.
If you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice.
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APPENDIX A
Reconciliation of Non-GAAP Financial Measures
Our Company maintains a 52- or 53-week fiscal year, with our fiscal year ending each year on the Sunday that is closest to January 31 of that year. Our 2021 fiscal year ended January 30, 2022 and included 52 weeks (“fiscal year 2021”). Our 2020 fiscal year ended January 31, 2021 and included 52 weeks (“fiscal year 2020”). Our 2019 fiscal year ended February 2, 2020 and included 52 weeks (“fiscal year 2019”).
Adjusted EBITDA and Adjusted EBITDA Margin
To provide stockholders with additional information regarding our financial results, we disclose adjusted EBITDA, a non-GAAP financial measure that we calculate as net loss excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; management fee expense; transaction related costs; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.
We have included adjusted EBITDA and adjusted EBITDA margin because each is a key measure used by our management and Board to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA margin provide useful information to stockholders and others in understanding and evaluating our operating results in the same manner as our management and Board.
We believe it is useful to exclude non-cash charges, such as depreciation and amortization, share-based compensation expense, and management fee expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; transaction related costs; and litigation matters and other items which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

•
adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;

•	adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•
adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and

•	other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
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Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net loss, net margin, and our other GAAP results.
The following table presents a reconciliation of net loss to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated.
($ in thousands, except percentages)	Fiscal Year
Reconciliation of Net Loss to Adjusted EBITDA	2021	2020
Net loss	$(73,817)	$(92,486)
Add:
Depreciation and amortization	55,009	35,664
Share-based compensation expense and related taxes	85,308	129,208
Interest expense, net	1,639	2,022
Management fee expense(1)	—	1,300
Transaction related costs	2,423	2,369
Other	7,990	7,080
Adjusted EBITDA	$78,552	$85,157
Net sales	$8,890,773	$7,146,264
Net margin	(0.8)%	(1.3)%
Adjusted EBITDA margin	0.9%	1.2%
(1)
Management fee expense allocated to us by PetSmart for organizational oversight and certain limited corporate functions provided by its sponsors. Although we are not a party to the agreement governing the management fee, this management fee is reflected as an expense in our consolidated financial statements during fiscal year 2020.

We define net margin as net loss divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.
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APPENDIX B
Chewy, Inc. 2022 Omnibus Incentive Plan
CHEWY, INC.

2022 OMNIBUS INCENTIVE PLAN
(Effective as of [•])
1. Purpose of the Plan
The Plan is intended to promote the interests of Chewy and its shareholders by providing Participants with cash and equity-based incentive awards to encourage them to deliver outcomes and/or continue in the service of the Company.
The Plan replaces the Chewy, Inc. 2019 Omnibus Incentive Plan (the “Prior Plan”), for awards granted on or after the Effective Date. Awards may not be granted or awarded under the Prior Plan beginning on the Effective Date; however, awards previously granted under the Prior Plan will remain subject to the terms and conditions of the Prior Plan.
2. Definitions
As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:
(a) “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.
(b) “Award Agreement” means a written or electronic agreement, in a form determined by the Committee from time to time, entered into by each Participant and Chewy, evidencing the grant of an Incentive Award under the Plan.
(c) “Beneficial Owner” (including correlative terms) shall have the meaning ascribed to that term in Rule 13d-3 promulgated under the Exchange Act.
(d) “Board of Directors” means the Board of Directors of Chewy.
(e) “Cash-Based Award” means an Incentive Award granted pursuant to Section 8(b) hereof and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
(f) “Cause” means, unless otherwise specified by the Committee in the applicable Award Agreement, with respect to a Participant’s termination of Service, the following: (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Incentive Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s dishonesty, fraud, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity, or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good-faith discretion; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Incentive Award that defines “cause” (or words of like import), “cause” as defined under such agreement.
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(g) “Change in Control” means, unless otherwise defined in the Award Agreement:
(i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than Chewy, any employee benefit plan sponsored by Chewy or BC Partners LLP (“BC Partners”) or any of its Affiliates, becomes the Beneficial Owner of stock of Chewy that, together with stock held by such Person or group, constitutes more than 50 percent of the total Voting Power of the stock of Chewy;
(ii) a majority of members of the Board of Directors is comprised of directors whose appointment or election is (A) not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election or (B) approved in connection with any actual or threatened contest for election to positions on the Board of Directors;
(iii) there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than the sale or other disposition by the Company of all or substantially all of the Company’s assets to a Person, at least 50 percent of the total Voting Power of the outstanding Voting Securities of which are Beneficially Owned by the holders of the Voting Securities of Chewy immediately prior to such sale or other disposition; or
(iv) a merger, consolidation, reorganization or similar transaction with or into Chewy or in which securities of Chewy are issued, as a result of which the holders of Voting Securities of Chewy immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined Voting Power of the outstanding Voting Securities of the surviving company or parent corporation resulting from, or issuing its Voting Securities as part of, such event.
Notwithstanding the foregoing, (1) an event described herein shall be considered a “Change in Control” for distribution or payment purposes only if it constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences thereunder and (2) a “Change in Control” shall be deemed not to have occurred as a result of any transaction or series of integrated transactions following which BC Partners or any of its Affiliates possesses, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise, the power to elect a majority of the Board of Directors or the board of directors or similar body governing the affairs of any successor to Chewy.
(h) “Chewy” means Chewy, Inc., a Delaware corporation.
(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.
(j) “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.
(k) “Company” means Chewy and all of its Subsidiaries, collectively.
(l) “Consultant” means any natural person who is an advisor, contractor or consultant to Chewy or one of its Subsidiaries.
(m) “Director” means any non-employee member of the Board of Directors.
(n) “Dividend Equivalent Rights” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
(o) “Effective Date” means the date the Plan is approved by the shareholders of the Company.
(p) “Employee” means an employee of Chewy or one of its Affiliates or Subsidiaries.
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(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r) “Fair Market Value” means, with respect to a Share, as of the applicable date of determination, any of (i) the closing price as reported on the securities exchange/s on which Shares are then listed or admitted to trading (the “Securities Exchange”) on the trading day immediately prior to the date of grant of an Incentive Award, or (ii) the closing price as reported on the Securities Exchange on the date of grant of an Incentive Award. In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.
(s) “Incentive Award” means one or more Share Incentive Awards, collectively.
(t) “Option” means a stock option to purchase Shares granted to a Participant pursuant to Section 6.
(u) “Other Share-Based Award” means an award granted to a Participant pursuant to Section 8.
(v) “Participant” means an Eligible Person (as defined in Section 5) to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Eligible Person, his successors, heirs, executors and administrators, as the case may be.
(w) “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.
(x) “Plan” means the Chewy, Inc. 2022 Omnibus Incentive Plan, as it may be amended from time to time.
(y) “Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.
(z) “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
(aa) “Securities Act” means the Securities Act of 1933, as amended.
(bb) “Service” means (i) for an Eligible Person who is an Employee, the period during which such Eligible Person is employed by the Company or an Affiliate, (ii) for an Eligible Person who is a Director, the period during which such Eligible Person is a member of the Board of Directors, and (iii) for an Eligible Person who is a Consultant, the period during which such Eligible Person is providing services to the Company.
(cc) “Share” means a share of Class A common stock, par value $0.01 per share, of Chewy, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 9 of the Plan.
(dd) “Share Incentive Award” means an Option, Restricted Stock Unit or Other Share-Based Award granted pursuant to the terms of the Plan.
(ee) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.
(ff) “Substitute Award” means Incentive Awards that result from the assumption of, or are in substitution for, outstanding awards previously granted by a company or other entity acquired, directly or indirectly, by Chewy or one of its Subsidiaries or with which Chewy or one of its Subsidiaries combines.
(gg) “Termination Date” means the date an Eligible Person’s Service terminates.
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(hh) “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.
(ii) “Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.
3. Shares Subject to the Plan and Limitations on Incentive Awards
(a) The maximum number of Shares that may be covered by Incentive Awards granted under the Plan shall not exceed the aggregate total of (i) forty million (40,000,000) Shares plus (ii) the number of Shares remaining available for new awards under the Prior Plan as of the Effective Date (after counting for outstanding performance-based awards at the maximum payout level), not to exceed one million two hundred thousand (1,200,000) Shares. Out of such aggregate, the maximum number of Shares that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed forty-one million two hundred thousand (41,200,000) Shares. The maximum number of Shares referred to in the preceding sentences of this Section 3 shall in each case be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Of the Shares described, 100% may be delivered in connection with “full-value Incentive Awards”, meaning Incentive Awards other than Options or share appreciation rights. Any Shares granted under any Incentive Awards shall be counted against the Share limit on a one-for-one basis. Shares issued under the Plan may be either: authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion. The sum of the grant date fair value of the Incentive Awards and the amount of any cash-based payments that may be granted to a Participant who is an Eligible Person solely by virtue of Service as a Director during any calendar year may not exceed $1,000,000.
(b) For purposes of the preceding paragraph, Shares covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in Section 19 of the Plan) pursuant to the Plan; provided, however, that if Shares are withheld to pay the exercise price of an Option or base price of a share appreciation right or to satisfy any tax withholding requirement in connection with an Option or share appreciation right, both the Shares issued (if any) and the Shares withheld will be deemed delivered for purposes of determining the number of Shares that are available for delivery under the Plan. Any Shares subject to an Incentive Award or a Prior Plan Award that expires or is canceled, forfeited, or terminated without issuance of the full number of Shares to which the Incentive Award or the Prior Plan Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Incentive Award under the Plan or a Prior Plan Award shall again be made available for issuance or delivery under the Plan if such Shares are Shares covered by Incentive Awards of Restricted Stock Units or Other Share-Based Awards (other than Options and share appreciation rights) that were withheld by the Company to satisfy any tax withholding obligation. Any Incentive Award settled in cash shall not count as against the share limitation in Section 3(a). Additionally, Shares covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange (“NYSE”) Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.
4. Administration of the Plan
(a) The Plan shall be administered by a Committee of the Board of Directors consisting of two or more Persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” as required by the NYSE or any security exchange on which the Shares are listed, in each case if and to the extent required by
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applicable federal, state, local, or foreign law or necessary to meet the requirements of such rule, section or listing requirement at the time of determination. From time to time, the Board of Directors may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those Eligible Persons who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to Persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of applicable law.
(b) The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.
(c) The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Shares under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to take any action inconsistent with Section 409A of the Code with respect to any Incentive Award subject to such provision or (ii) to take any action inconsistent with applicable law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in the Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee, or subcommittee, shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee or subcommittee.
(d) On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Service during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award, (iv) provide for the payment of dividends or Dividend Equivalent Rights with respect to any such Incentive Award, or (v) adopt procedures regarding the exercise of Options or share appreciation rights, including establishing “black out” or other periods during which Options or share appreciation rights may not be exercised; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, Chewy shall not (A) reprice (within the meaning of Section 303A.08 of the NYSE Listed Company Manual and any other formal or informal guidance issued by the NYSE) any Option or share appreciation right, (B) purchase underwater Options or share appreciation rights from a Participant for value in excess of zero,
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in each case without the approval of the shareholders of Chewy or (C) grant any new Option, share appreciation right, or other Incentive Award in substitution for, or upon the cancellation of, any previously granted Option or share appreciation right that has the effect of reducing the exercise price thereof.
(e) The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award pursuant to a deferred compensation plan.
(f) No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Chewy shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5. Eligibility
The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those Employees, Consultants, and Directors whom the Committee shall select from time to time, including any person who has received an offer to become an Employee, Consultant or Director, so long as the Incentive Award is contingent on such Person commencing Service (any such Person, an “Eligible Person”). Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.
6. Options
The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as a non-qualified stock option.
(a) Exercise Price. The exercise price per Share covered by any Option shall be not less than 100% of the Fair Market Value of a Share on the date on which such Option is granted, it being understood that the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Share on the date such Substitute Award is assumed, provided that such substitution complies with applicable laws and regulations.
(b) Term and Exercise of Options
(i) Each Option shall become vested and exercisable on such date or dates, during such period and for such number of Shares as set forth in the Award Agreement; provided that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, however that the expiration of the Option may be tolled while the Participant cannot exercise such Option because an exercise would violate an applicable federal, state, local, or foreign law, or would jeopardize the ability of Chewy to continue as a going concern, provided, further that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate such applicable federal, state, local, or foreign laws or jeopardize the ability of Chewy to continue as a going concern.
(ii) Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.
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(iii) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.
(c)  Special Rules for Incentive Stock Options
(i) The aggregate Fair Market Value of Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of Chewy or any of its “subsidiaries” (within the meaning of Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Shares with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.
(ii) Incentive stock options may only be granted to individuals who are employees of Chewy or any of its “subsidiaries” (within the meaning of Section 424 of the Code). No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined “voting power” (within the meaning of Section 422 of the Code) of all classes of stock of Chewy or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110% of the Fair Market Value of a Share at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.
7. Restricted Stock Units
The Committee may from time to time grant Restricted Stock Units. The Committee shall determine the Eligible Persons to whom, and the time or times at which, grants of Restricted Stock Units shall be made, the number of shares of Restricted Stock Units to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Restricted Stock Units may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Restricted Stock Units, subject to the terms and conditions set forth in the Plan. The Committee may condition the grant or vesting of Restricted Stock Units upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion. Restricted Stock Units granted under the Plan shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a) Settlement. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practical after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A of the Code.
(b) Dividend Equivalent Rights. If the Committee so provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalent Rights. Dividend Equivalent Rights will be credited to an account for the Participant, settled in cash or Shares, and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalent Rights are granted and subject to other terms and conditions as set forth in the Award Agreement.
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8. Other Share-Based Awards and Cash-Based Awards
(a) Other Share-Based Awards. The Committee may from time to time grant equity-based or equity-related Incentive Awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Share-Based Award may (i) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of share appreciation rights, phantom stock, restricted shares, performance shares, deferred share units or share-denominated performance units (other than Restricted Stock Units), and/or (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Share-Based Award shall be denominated in, or shall have a value determined by reference to, a number of Shares that is specified at the time of the grant of such Incentive Award.
(b) Cash-Based Awards. The Committee may from time to time grant Cash-Based Awards to Eligible Persons in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Incentive Awards at any time in its sole discretion. The grant of a Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.
9. Adjustment Upon Certain Changes
Subject to any action by the shareholders of the Company required by law, applicable tax rules or the rules of any exchange on which Shares are listed for trading:
(a) Shares Available for Grants. In the event of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of Shares, spin-off or similar corporate change or extraordinary cash dividend, the maximum aggregate number of Shares with respect to which the Committee may grant Incentive Awards, the number of Shares subject to Incentive Awards, the exercise price of any Option or base price of any share appreciation right and the applicable performance targets or criteria shall be equitably adjusted or substituted by the Committee to prevent enlargement or reduction in rights granted under the Incentive Award. In the event of any change in the number of Shares of Chewy outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of Shares with respect to which Incentive Awards may be granted and/or to the number of Shares subject to Incentive Awards.
(b) Increase or Decrease in Issued Shares Without Consideration. In the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a Share dividend (but only on the Shares), or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of Shares subject to each outstanding Incentive Award and the exercise price of any Option or base price of any share appreciation right.
(c) Certain Mergers and Other Transactions. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets (on a consolidated basis), or a merger, consolidation or similar transaction involving the Company in which the holders of Shares receive consideration in respect of Shares, including cash, securities and/or other property, other than, or in addition to, shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:
(i) cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the
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Participant to whom such Incentive Award was granted an amount in cash, for each Share subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option or share appreciation right such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of such event over (B) the exercise price of such Option or base price of such share appreciation right (which, for the avoidance of doubt, may be zero in the case of underwater Options and share appreciation rights); or
(ii) provide for the termination of an Incentive Award in (whether or not then exercisable or vested) in exchange for an award with respect to (A) some or all of the cash, securities and/or other property, if any, which a holder of the number of Shares subject to such Incentive Award would have received in such transaction upon the exercise of such Incentive Award or realization of the Participant’s rights as of the date of occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights, then such Incentive Award may be terminated by the Company without payment) or (B) securities of the acquirer or surviving entity, or any combination of the foregoing and, incident thereto, in any case, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of securities or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.
(d) Other Changes. In the event of any change in the capitalization of Chewy or corporate change other than those specifically referred to in Sections 9(a), (b) or (c), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of Shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.
(e) No Other Rights. Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger or consolidation of Chewy or any other corporation. Except as expressly provided in the Plan, no issuance by Chewy of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or amount of other property subject to, or the terms related to, any Incentive Award. In taking any of the actions permitted under this Section 9, the Committee will not be required to treat all Incentive Awards similarly in the transaction.
(f) Savings Clause. No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code with regard to Incentive Awards subject to Section 409A of the Code. Furthermore, no provision of this Section 9 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.
10. Change in Control; Termination of Service
(a) Change in Control
(i) Subject to the terms of an Award Agreement, in the event of a Change in Control, (A) Incentive Awards that vest based on time-based criteria will not vest on a Change in Control but will vest if the applicable Participant is terminated without Cause within two years after the consummation of a Change in Control and (B) all performance-based Incentive Awards will convert to time-based Incentive Awards that will be subject to clause (A), with the number of Shares to be determined based on assuming either (1) actual performance to date of a Change in Control (extrapolated as appropriate to the end of the performance period), (2) target performance or (3) the higher of (1) or (2), in the discretion of the Committee.
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(ii) Notwithstanding the foregoing and subject to the terms of an Award Agreement, in the event of a Change in Control, each outstanding Incentive Award shall be treated as the Committee determines, including, without limitation that (A) Incentive Awards may be continued, assumed, or substantially equivalent Incentive Awards may be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices, (B) Incentive Awards may be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights as of the date of occurrence of the Change in Control (and, for the avoidance of doubt, if as of the date of the occurrence of the Change in Control the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights, then such Incentive Award may be terminated by the Company without payment) or (C) outstanding Incentive Awards will terminate upon or immediately prior to the consummation of such Change in Control (provided that the Committee provides at least twenty days’ notice to the Participants holding such Incentive Awards and each Participant has had the right to exercise such Incentive Awards in full).
(b) Termination of Service
(i) The Service of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence shall constitute termination of Service, provided that a Participant who is an employee will not be deemed to cease Service in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave of absence constitutes a separation from service for purposes of Section 409A of the Code. Notwithstanding the foregoing provisions of this definition, with respect to any Incentive Award that constitutes a “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.
(ii) The Award Agreement shall specify the consequences with respect to such Incentive Award of the termination of Service of the Participant holding the Incentive Award.
11. Rights Under the Plan
No Person shall have any rights as a shareholder with respect to any Shares covered by or relating to any Incentive Award until the date of the issuance of such Shares on the books and records of Chewy. Except as otherwise expressly provided in Section 9 hereof or in Participant’s Award Agreement, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Share if it were issued or outstanding, or from granting rights related to such dividends. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.
12. Dividends and Dividend Equivalent Rights
Any dividends or Dividend Equivalent Rights granted with respect to an Incentive Award shall be payable to the Participant only if, when and to the extent such underlying Incentive Award vests. Dividends and Dividend Equivalent Rights granted with respect to Incentive Awards that do not vest shall be forfeited.
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13. No Special Service Rights; No Right to Incentive Award
Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Service by the Company or interfere in any way with the right of the Company at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award. No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.
14. Securities Matters
(a) Chewy shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any applicable federal, state, local, or foreign laws. Notwithstanding anything herein to the contrary, Chewy shall not be obligated to cause to be issued Shares pursuant to the Plan unless and until Chewy is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition to the issuance of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that any related certificates representing such Shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.
(b) The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective unless at such time counsel to Chewy shall have determined that the issuance and delivery of Shares pursuant to such exercise would not be in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. Chewy may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. Chewy shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.
15. Withholding Taxes
(a) Cash Remittance. Whenever withholding tax obligations are incurred in connection with any Incentive Award, Chewy shall have the right to require the Participant to remit to Chewy in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in Shares), Chewy shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.
(b) Share Remittance. At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to Chewy a number of Shares that have been owned by the Participant (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 15(a) hereof, if any.
(c) Share Withholding. At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, Chewy shall
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withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 15(a) hereof, if any.
16. Amendment or Termination of the Plan
The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 16 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code with regard to Incentive Awards subject to Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect in any material respect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.
17. Recoupment
Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent required by (i) applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), (ii) the requirements of an exchange on which the Company’s Shares are listed for trading or (iii) any policy adopted by the Company, in each case, as in effect from time to time to recoup compensation of whatever kind paid by the Company at any time to a Participant under the Plan.
18. No Obligation to Exercise
The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.
19. Transfers
Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Chewy unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.
20. Expenses and Receipts
The expenses of the Plan shall be paid by Chewy. Any proceeds received by Chewy in connection with any Incentive Award will be used for general corporate purposes.
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21. Relationship to Other Benefits
No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
22. Governing Law
The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the state of Delaware without regard to its conflict of law principles.
23. Severability
If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
24. Effective Date and Term of Plan
The Effective Date of the Plan is [•]. If the Plan is not approved by the Company’s shareholders, the Plan will not become effective and no Incentive Awards will be granted under the Plan, and the Prior Plan will continue in full force and effect in accordance with its terms. No grants of Incentive Awards may be made under the Plan after the tenth anniversary of the date upon which the Plan was approved by the Company’s shareholders.
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chewy

1855 Griffin Road, Suite B-428
Dania Beach, FL 33004
(800) 672-4399
www.chewy.com

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D86638-P71992-Z82241 KEEP THIS PORTION FOR YOUR RECORDS

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**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**CHEWY, INC.**

**The Board of Directors recommends you vote FOR all director nominees on proposal 1.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect to the Board of Directors four director nominees for three-year terms. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) James Kim
02) David Leland
03) Lisa Sibenac
04) Sumit Singh

**The Board of Directors recommends you vote FOR proposals 2, 3 and 4.**

**NOTE:** In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. If any other matters properly come before the meeting, the proxies will vote as recommended by our Board of Directors or, if there is no recommendation, in their discretion.

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Signature [PLEASE SIGN WITHIN BOX] Date

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D86639-P71992-Z82241

**CHEWY, INC.**
**Annual Meeting of Stockholders**
**July 14, 2022 10:00 AM, Eastern Time**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Mario Marte and Susan Helfrick, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CHEWY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/CHWY2022, at 10:00 AM, Eastern Time on July 14, 2022, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**